Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230546

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amounts to be Registered	Maximum Offering Price Per Unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
0% Convertible Senior Notes due 2023	$143,750,000	100%	$143,750,000	$18,658.75
Common Stock, $0.01 par value per share	(2)	(2)	(2)	(2)

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended.
(2)

There are also being registered hereby an indeterminate number of shares of our common stock into which the notes may be converted. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, no separate registration fee is payable where convertible securities and the securities into which conversion is offered are registered at the same time and no additional consideration is to be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT

(To prospectus dated March 27, 2019)

$125,000,000

HANNON ARMSTRONG SUSTAINABLE

INFRASTRUCTURE CAPITAL, INC.

0% Convertible Senior Notes due 2023

We are offering $125,000,000 aggregate principal amount of our 0% Convertible Senior Notes due 2023, or the notes, under this prospectus supplement. The notes will mature on August 15, 2023. The notes will not bear regular interest, and the principal amount of the notes will not accrete.

Holders may convert their notes into shares of our common stock, $0.01 par value per share, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, unless the notes have been previously redeemed or repurchased. The conversion rate will initially equal 20.6779 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $48.36 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid special interest, if any. In addition, following the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change.

We may not redeem the notes except to the extent our board of directors determines such redemption is reasonably necessary to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, as further described in this prospectus supplement. If we determine that redeeming the notes is necessary to preserve our qualification as a REIT, then we may at any time prior to maturity redeem all or part of the notes at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. We will give notice of any redemption not less than 15 nor more than 30 calendar days before the redemption date to holders of the notes. No sinking fund will be provided for the notes.

Upon the occurrence of a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change purchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated (including our 4.125% Convertible Senior Notes due 2022 and our guarantees of the 2024 senior notes, the 2025 senior notes and the 2030 senior notes (each as defined below)), effectively junior to any secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and any future preferred equity interests of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee), except for unsecured and unsubordinated indebtedness of our operating partnership with which the notes will rank equal in right of payment, including but not limited to the 2022 Mirror Note and the Mirror Note, as described under “Description of the Notes—General—Ranking.”

Concurrently with this offering of notes, we are offering, pursuant to a separate transaction, $375.0 million aggregate principal amount of our 3.750% Senior Notes due 2030, or the 2030 senior notes offering, and such notes, the 2030 senior notes. The completion of this offering is not contingent on the completion of the 2030 senior notes offering, and the completion of the 2030 senior notes offering is not contingent on the completion of this offering. There can be no assurance that we will complete the 2030 senior notes offering or on what terms.

As described under “Use of Proceeds,” we intend to allocate an amount equal to the net proceeds of this offering to acquire or refinance, in whole or in part, Eligible Green Projects (as defined under the caption “Use of Proceeds”). The Company believes the notes meet the environmental eligibility criteria for green bonds as defined by the International Capital Market Association’s Green Bond Principles.

We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “HASI.” On August 18, 2020, the last reported sales price of our common stock on the NYSE was $37.93 per share.

We have elected to be taxed as a REIT for U.S. federal income tax purposes. In order to protect us against the risk of losing our qualification as a REIT due to concentration of ownership of our outstanding stock, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of the outstanding shares of any class of our stock, unless our board of directors waives or modifies this ownership limit. See “Description of the Notes—General—Ownership Limit,” and “Description of Securities—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in the notes involves risks. See “Risk Factors” beginning on S-9 of this prospectus supplement and page 3 of the accompanying prospectus. You should also read carefully the risk factors described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, before investing in the notes.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	100%	$125,000,000
Underwriting discount	2.50%	$3,125,000
Proceeds to us, before expenses	97.50%	$121,875,000

The underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional $18,750,000 principal amount of notes from us at the public offering price less the underwriting discount to cover over-allotments, if any.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about August 21, 2020.

Sole Book-Running Manager

Morgan Stanley

Co-Manager

Oppenheimer & Co.

The date of this prospectus supplement is August 18, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the notes.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes as well as the “Risk Factors” section in our Annual Report on Form 10-K as supplemented by the Form 10-K/A for the year ended December 31, 2019, or collectively our 2019 10-K, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, or our Form 10-Qs, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. References in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation, Hannon Armstrong Sustainable Infrastructure, L.P., and any of our other subsidiaries. Hannon Armstrong Sustainable Infrastructure, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus supplement as our operating partnership.

Company Overview

We focus on making investments in climate change solutions by providing capital to leading companies in energy efficiency, renewable energy and other sustainable infrastructure markets. We believe we are one of the first U.S. public companies solely dedicated to such climate change investments. Our goal is to generate attractive returns from a diversified portfolio of projects with long-term, predictable cash flows from proven technologies that reduce carbon emissions or increase resilience to climate change.

We are internally managed, and our management team has extensive relevant industry knowledge and experience, dating back more than 30 years. We have long-standing relationships with the leading energy service companies, or ESCOs, manufacturers, project developers, utilities, owners and operators. Our origination strategy is to use these relationships to generate recurring, programmatic investment and fee-generating opportunities. Additionally, we have relationships with leading banks, investment banks, and institutional investors from which we are referred additional investment and fee generating opportunities.

We completed approximately $178 million and $364 million of transactions during the three and six months ended June 30, 2020, compared to approximately $204 million and $523 million during the same periods in 2019. As of June 30, 2020, pursuant to our strategy of holding transactions on our balance sheet, we held approximately $2.1 billion of transactions on our balance sheet, which we refer to as our “Portfolio.” As of June 30, 2020, our Portfolio consisted of over 200 assets and we seek to manage the diversity of our Portfolio by, among other factors, project type, project operator, type of investment, type of technology, transaction size, geography, obligor and maturity. For those transactions that we choose not to hold on our balance sheet, we transfer all or a portion of the economics of the transaction, typically using securitization trusts, to institutional investors in exchange for cash and/or residual interests in the assets and in some cases, ongoing fees. As of June 30, 2020, we managed approximately $4.1 billion in assets in these securitization trusts or vehicles that are not consolidated on our balance sheet. When combined with our Portfolio, as of June 30, 2020, we manage approximately $6.2 billion of assets which we refer to as our “Managed Assets”.

We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2013 and operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Recent Developments

In April 2020, we issued through our indirect subsidiaries $400 million aggregate principal amount of 6.00% unsecured senior notes due 2025, or the 2025 notes, guaranteed by us and certain of our other subsidiaries.

In July 2020, we invested $150 million and have agreed to invest up to a total of $540 million in a joint venture owning 2.3 gigawatts of renewable energy projects by making additional periodic capital contributions related to nine more projects anticipated to be commercially operational on or prior to June 30, 2021, at which time the additional projects relating to a specific funding will be transferred into the joint venture. Assuming all of the projects are acquired by the joint venture, the renewables portfolio will consist of 13 projects (nine onshore wind projects and four utility-scale solar projects) and will feature cash flows from fixed-price power purchase agreements and financial hedges with a weighted average contract life of 13 years, contracted with highly creditworthy off-takers and counterparties.

Concurrently with this offering of notes, we are offering, pursuant to a separate transaction, $375.0 million aggregate principal amount of our 2030 senior notes. The completion of this offering is not contingent on the completion of the 2030 senior notes offering, and the completion of the 2030 senior notes offering is not contingent on the completion of this offering. There can be no assurance that we will complete the 2030 senior notes offering or on what terms.

THE OFFERING

The following is a brief summary of the terms of this offering and the notes. We provide the following summary solely for your convenience. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of the Notes,” the words “we,” “our,” “us” and “our company” refer only to Hannon Armstrong Sustainable Infrastructure Capital, Inc. and not to any of its subsidiaries. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation.

Securities offered	$125,000,000 principal amount of 0% Convertible Senior Notes due 2023 (plus up to an additional $18,750,000 principal amount if the underwriters exercise their over-allotment option to purchase additional notes, if any).

Issue price	100%

Maturity date	August 15, 2023 unless earlier converted, redeemed or repurchased.

No regular interest; special interest	The notes will not bear regular interest, and the principal amount of the notes will not accrete. We will be required to pay special interest on the notes under the circumstances described under “Description of the Notes—Events of Default.” Any special interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021 (if and to the extent that special interest is then payable on the notes).

Conversion rights	Holders may convert their notes at their option prior to the close of business on the second scheduled trading day prior to the maturity date, unless the notes have been previously redeemed or repurchased by us. Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “Description of the Notes—General—Ownership Limit.”

The conversion rate will initially equal 20.6779 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $48.36 per share of common stock), subject to adjustment as described in this prospectus supplement.

In addition, following the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change. See “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.” However, if the price paid (or deemed paid) for our common stock in such make-whole fundamental change is greater than $84.00 per share or less than $37.93 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if a holder converts its notes in connection with such make-whole fundamental change.

You will not receive any additional cash payment representing accrued and unpaid special interest, if any, upon conversion of a note, except in limited circumstances. Instead, any accrued and unpaid special interest will be deemed paid by our delivery of the shares of our common stock into which your note is convertible. See “Description of the Notes—Conversion Rights—General.”

Settlement upon conversion	Upon conversion of the notes, a holder will receive, on or prior to the second trading day following the conversion date, a number of shares of our common stock equal to the product of (1) the aggregate principal amount of notes to be converted, divided by $1,000, and (2) the applicable conversion rate, plus cash in lieu of fractional shares. See “Description of the Notes—Conversion Rights—Settlement Upon Conversion”; provided, however, that with respect to any conversion date that occurs on or after the special interest record date for the final payment of special interest, if any, on the notes (i.e., August 1, 2023), we will deliver such shares and cash on the maturity date.

Redemption of notes to preserve REIT status	We may not redeem the notes except to the extent our board of directors determines such redemption is reasonably necessary to preserve our qualification as a REIT. If we determine that redeeming the notes is necessary to preserve our qualification as a REIT, then to the extent necessary we may at any time prior to maturity redeem all or part (in a principal amount that is an integral multiple of $1,000) of the notes at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

Fundamental change	Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), subject to certain conditions, you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change purchase date.

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our unsecured indebtedness that is not so subordinated, including our outstanding 4.125%

Convertible Senior Notes due 2022, or the 2022 notes, and our guarantees on our outstanding 5.25% Senior Notes due 2024, or the 2024 senior notes, our outstanding 6.00% Senior Notes due 2025, or the 2025 senior notes, and the 2030 senior notes;

•	effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to all existing and future indebtedness (including trade payables) and any future preferred equity interests of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee), except for the unsecured and unsubordinated indebtedness of our operating partnership with which the notes will rank equal in right of payment, including but not limited to the 2022 Mirror Note and the Mirror Note (each as defined below).

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments, except that we intend to contribute the net proceeds from this offering to our operating partnership in exchange for the issuance by our operating partnership of a senior unsecured note, or the Mirror Note, with terms that are substantially equivalent to the terms of the notes offered through this prospectus supplement. We contributed the net proceeds from the offering of the 2022 notes to our operating partnership in exchange for the issuance by our operating partnership of a senior unsecured note, or the 2022 Mirror Note, with terms that are substantially equivalent to the terms of the 2022 notes. As a result, our operating partnership will be obligated to pay us amounts due and payable under the Mirror Note and the 2022 Mirror Note, which will rank equal in right of payment with all of the unsecured and unsubordinated indebtedness of our operating partnership.

As of June 30, 2020, our total consolidated indebtedness was $1.72 billion, including $150 million principal amount of the 2022 notes, an aggregate of $900 million principal amount of the senior notes due 2024 and 2025 and an aggregate of $656 million of secured indebtedness. As of June 30, 2020, our subsidiaries had $1.57 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the 2030 senior notes and the use of proceeds therefrom, our total consolidated indebtedness would have been $2.21 billion.

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur and will not include any financial covenants, including covenants restricting us from paying dividends or issuing or repurchasing our other securities.

Events of default	Except as described under “Description of the Notes—Events of Default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid special interest, if any. In addition, the principal amount of the notes plus accrued and unpaid special interest, if any, will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Ownership limit	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, among other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the outstanding shares of our capital stock of all classes and series and contains certain other restrictions on the ownership and transfer of our stock. See “Description of Securities—Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit or other restrictions on ownership and transfer of our stock contained in our charter.

Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the charter limitations described above. See “Description of Securities—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Book-entry form	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes	The notes are a new issue of securities with no established trading market and we do not intend to list the notes on any national securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and the market for similar securities. We have been informed by certain of the underwriters that they currently intend to make a market in the notes after this offering is completed. However, these underwriters are not obligated to do so, and may cease their market-making at any time and without notice.

No listing	We do not intend to apply for listing of the notes on any securities exchange.

Our common stock is listed on the NYSE under the symbol “HASI.”

Material U.S. federal income tax considerations	For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our common stock, if any, into which the notes are convertible, see “Additional U.S. Federal Income Tax Considerations” in this prospectus supplement and “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Trustee, paying agent and conversion agent	U.S. Bank National Association.

Use of proceeds	The net proceeds from this offering will be approximately $121.6 million (or approximately $139.9 million if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting underwriting discounts and estimated offering expenses payable by us. We intend to contribute the net proceeds of this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of the Mirror Note with terms that are substantially equivalent to the terms of the notes offered through this prospectus supplement. Our Operating Partnership intends to acquire or refinance, in whole or in part, Eligible Green Projects. Eligible Green Projects may include projects with disbursements made during the twelve months preceding the issue date of the Notes and projects with disbursements to be made following the issue date. Prior to the full investment of such net proceeds, we intend to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify for taxation as a REIT. See “Use of Proceeds.” For further information about our objectives and strategies, please see “Business—Investment Strategy,” included in our 2019 10-K, which is incorporated by reference into this prospectus supplement.

Concurrent senior notes offering	Concurrently with this offering of notes, we are offering, pursuant to a separate transaction, $375.0 million aggregate principal amount of our 2030 senior notes. The completion of this offering is not contingent on the completion of the 2030 senior notes offering, and the completion of the 2030 senior notes offering is not contingent on the completion of this offering. There can be no assurance that we will complete the 2030 senior notes offering or on what terms.

Governing law	New York.

Risk factors	Investing in the notes involves a high degree of risk. You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our 2019 10-K, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and our other filings under the Exchange Act for risks that you should consider before deciding to invest in the notes.

Regulatory	We have elected to qualify, and operate our business so as to qualify, to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2013.

We also intend to continue to operate our business in a manner that will permit us to maintain our exception from registration as an investment company under the 1940 Act.

Our Corporate Information

Our principal executive offices are located at 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hannonarmstrong.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in the notes being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described below and the risks described beginning on page 3 of the accompanying prospectus and in the section “Risk Factors” contained in our 2019 10-K and our Form 10-Qs, which is incorporated herein by reference, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, you could lose a part or all of your investment.

The current outbreak and spread of the COVID-19 outbreak has disrupted, and is likely to further cause severe disruptions in, the U.S. and global economies and financial markets and create widespread business continuity and viability issues.

In recent years the outbreaks of a number of diseases, including Avian Bird Flu, H1N1, and various other “super bugs,” have increased the risk of a pandemic. In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread to over 100 countries, including the United States. COVID-19 has also spread to every state in the United States and in regions where we have our executive offices and principal operations, and in regions where our projects and other investments are located or where they are managed. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. Since March 13, 2020, there have been a number of federal, state and local government initiatives to manage the spread of the virus and its impact on the economy, financial markets and continuity of businesses of all sizes and industries.

The impact and duration of COVID-19 or another pandemic, is having and could in the future have significant repercussions across regional, national and global economies and financial markets, and could trigger a period of regional, national and global economic slowdown or regional, national or global recessions. The outbreak of COVID-19 in many countries continues to adversely impact regional, national and global economic activity and has contributed to significant volatility and negative pressure in financial markets. The impact of the outbreak has been rapidly evolving and, as cases of the virus have continued to increase around the world, many countries, including the United States, have reacted by instituting, among other things, quarantines and restrictions on travel.

Since March, in an attempt to control COVID-19 the Federal government and most states and/or local governments, including where we have our office (Maryland) and in regions where our projects and other investments are located or where they are managed (including California and New York), have implemented various restrictions, rules, or guidelines including quarantines, restrictions on travel, “shelter in place”, “stay at home”, or “safer at home” rules, restrictions on types of business that may continue to operate, and/or restrictions on types of construction projects allowed. While some of these restrictions have been relaxed or phased out, many of these or similar restrictions remain in place, continue to be implemented, or additional restrictions are being considered. Although, in certain cases, exceptions may be available for certain essential operations and businesses which generally include the renewable energy projects in which we invest, there is no assurance that such exceptions will enable us to avoid adverse effects to our results of operations and business. Further, such actions create disruption in energy efficiency, renewable energy, real estate and other sustainable infrastructure markets and adversely impact a number of industries.

We believe that our ability to operate and our level of business activity has been, and will in all likelihood continue to be, impacted by effects of COVID-19 and could in the future be impacted by another pandemic and that such impacts could adversely affect the profitability of our business, as well as the values of, and the cash flows from, the assets we own. For example, the effects of COVID-19 or another pandemic could adversely impact our financial condition and results of operations due to, among other factors:

•

interrupted service and availability of personnel, including our executive officers and other employees that are part of our management team and an inability to recruit, attract and retain skilled personnel-to the extent our management or personnel are impacted by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work, our business and operating results may be negatively impacted;

•

difficulty accessing debt and equity capital on attractive terms, or at all, and severe disruption or instability in the global financial markets or deteriorations in credit and financing conditions may affect our ability or the ability of our sustainable infrastructure projects and our ultimate off-taker or project users to make regular payments of principal, interest or project revenue (e.g., due to unemployment, underemployment, or reduced income or revenues) or to access savings or capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may adversely affect the valuation of financial assets and liabilities, any of which could result in the inability to make payments under our borrowing facilities or notes, affect our or our projects’ ability to meet liquidity, net worth, and leverage covenants under borrowing facilities or have a material adverse effect on the value of investments we hold or on our business, financial condition, results of operations and cash flows;

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temporary or lasting changes involving the status, practices and procedures of our or our projects or our projects’ sponsors’ operations, including with respect to new originations of investments—to the extent we elect or are required to limit or be more selective in making new originations of investments, we may strain our relationships with business partners, customers and counterparties, breach actual or perceived obligations to them, and be subject to litigation and claims from such partners, customers and counterparties, any of which could have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows; moreover, some of our ultimate off-taker or project users’ operations, or our operations, the sustainable infrastructure markets or projects and our ultimate off-taker or project users have not been able to and others may not be able to function effectively because of, among other factors, disruptions in the normal operation of sustainable infrastructure markets or projects, any inability to access short-term or long-term financing, a disruption in the market for securitization transactions, or the inability to access these markets or execute securitization transactions due to negative impacts to our, our projects or our ultimate off-taker or project users financial condition or operating capabilities resulting from the COVID-19 pandemic; any or all of these impacts could result in reduced net investment income and cashflow, as well as an impairment of our investments which reductions and impairments could be material;

•

to the extent ultimate off-taker or other project users that have been negatively impacted by the COVID-19 pandemic do not timely remit payments of principal, interest or other payments (whether due to an inability to make such payments, an unwillingness to make such payments, or a waiver of the requirement to make such payments on a timely basis or at all, including under the terms of any applicable forbearance, modification, or maturity extension agreement or program (which forbearance, waiver, or maturity extension may be available as a result of a government-sponsored or -imposed program or under any such agreement or program we or our project sponsors may otherwise offer)), then the value of our investments will likely be impaired, potentially materially; moreover, to the extent any such pandemic impacts local, regional or national economic conditions, the value of a sustainable infrastructure project is likely to decline, which would likely negatively impact the value of our investments, potentially materially;

•

some of our sustainable infrastructure projects are being constructed and others are subject to ongoing maintenance; planned construction or maintenance of some of these projects have not been able to proceed on a timely basis or at all and others may be similarly affected as a result of being negatively impacted by the COVID-19 pandemic, including due to operating disruptions or government mandated moratoriums on construction, development or redevelopment or the inability to source the necessary construction personnel, equipment or parts; all of the foregoing factors would likely negatively impact the value of our investments, potentially materially;

•

the inability of our project sponsors to operate in affected areas, including the bankruptcy of one or more project sponsors or their suppliers, or inability of our internal resources to effectively manage our investments in certain of their activities or perform certain administration functions;

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the inability of other third-party vendors we rely on to conduct our business to operate effectively and continue to support our business and operations, including vendors that provide IT services, legal and accounting services, or other operational support services;

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the inability of our or our investments’ counterparties to make or satisfy the conditions, covenants or representations and warranties in agreements they have entered into with us or our counterparties; and

•	our ability to ensure operational continuity in the event our business continuity plan is not effective or ineffectually implemented or deployed during a disruption.

The rapid development and fluidity of the circumstances resulting from this pandemic preclude any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present material uncertainty and risk with respect to our performance, financial condition, volume of business, results of operations and cash flows.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, as well as the Risk Factors in our 2019 Form 10-K and our Form 10-Qs, such as those relating to changes in interest rates, declining demand for our projects due to declining costs of traditionally-sourced energy, the lack of liquidity of our assets and investments, changes in the fair value of our assets, negative market conditions, our dependence on third-party contractual arrangements, our dependence on the availability of capital, changes in credit ratings assigned to our assets, counterparties to repurchase transactions’ defaulting on their obligations and our investments’ subjectivity to delinquency, foreclosure and loss.

Our results could be adversely affected by counterparty credit risk.

The economic impact of COVID-19 and the associated volatility in the financial markets has triggered a period of economic slowdown or recession and could jeopardize the solvency and financial wherewithal of counterparties with whom we do business. In the event a counterparty to us or one of our sustainable infrastructure projects becomes insolvent or unable to make payments, we may fail to recover the full value of our investment or realize the value from the counterparty’s contract, thus reducing our earnings and liquidity. In addition, the insolvency of one or more of our, or one of our sustainable infrastructure projects’, counterparties could reduce the amount of financing available to us, which would make it more difficult for us to leverage the value of our assets and obtain substitute financing on attractive terms or at all. A material reduction in our financing sources or an adverse change in the terms of our financings could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Notes and to this Offering

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile and may or may not be within our control.

The market price of our common stock may be volatile and be subject to wide fluctuations. Fluctuations in our stock price may not reflect our historical financial performance and condition and prospects. Our stock price may fluctuate as a result of factors that are beyond our control or unrelated to our historical financial performance and condition and prospects. We cannot assure you that the market price of our common stock will not be volatile or fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to our historical performance and condition and prospects.

Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the present value of the principal repayment associated with the notes will likely decrease, but the value of the conversion right embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

The claims of any holders of the notes will be structurally subordinated to claims of any creditors of our subsidiaries because our subsidiaries will not guarantee the notes. In addition, we are a holding company with minimal independent operations. Our ability to repay our debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

The notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries is currently, and may not become, obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor, except that we intend to contribute the net proceeds from this offering to our operating partnership in exchange for the issuance by our operating partnership of the Mirror Note with terms that are substantially equivalent to the terms of the notes offered through this prospectus supplement. We contributed the net proceeds from the offering of the 2022 notes to our operating partnership in exchange for the issuance by our operating partnership of the 2022 Mirror Note with terms that are substantially equivalent to the terms of the 2022 notes. As a result, our operating partnership will be obligated to pay us amounts due and payable under the Mirror Note and the 2022 Mirror Note, which will rank equal in right of payment with all of the unsecured and unsubordinated indebtedness of our operating partnership. Claims of holders of the notes will be structurally subordinated to the claims of any creditors of our subsidiaries (except for the creditors of the unsecured and unsubordinated indebtedness of our operating partnership), including trade creditors as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee). As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the notes, except that we intend to contribute the net proceeds from this offering to our operating partnership in exchange for the issuance by our operating partnership of the Mirror Note with terms that are substantially equivalent to the terms of the notes offered hereby and we contributed the net proceeds from the offering of the 2022 notes to our operating partnership in exchange for the issuance by our operating partnership of the 2022 Mirror Note with terms that are substantially equivalent to the terms of the 2022 notes. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law in the jurisdictions in which our subsidiaries operate. Furthermore, we guaranty many of the obligations of our subsidiaries, including certain indebtedness of our subsidiaries, and such guarantees may require us to provide substantial funds or assets to our subsidiaries, or their creditors at a time when we need liquidity to fund our own obligations, such as the notes.

As of June 30, 2020, our total consolidated indebtedness was $1.72 billion, including $150 million principal amount of the 2022 notes, an aggregate of $900 million principal amount of the senior notes due 2024 and 2025 and an aggregate of $656 million of secured indebtedness. As of June 30, 2020, our subsidiaries had $1.57 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the 2030 senior notes and the use of proceeds therefrom, our total consolidated indebtedness would have been $2.21 billion.

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

We currently have and, after this offering, will continue to have a significant amount of indebtedness. This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.

Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

•	limit our flexibility in reacting to changes in our business and the industry in which we operate;

•	restrict us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests.

Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of some or all of our debt.

Despite our substantial current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, the indenture establishing the terms of the notes will not limit the amount of debt that we or our subsidiaries may issue. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes. Concurrently with this offering of notes, we are offering, pursuant to a separate transaction, $375.0 million aggregate principal amount of the 2030 senior notes. The completion of this offering is not contingent on the completion of the 2030 senior notes offering, and the completion of the 2030 senior notes offering is not contingent on the completion of this offering. There can be no assurance that we will complete the 2030 senior notes offering or on what terms.

The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

The indenture governing the notes will not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in any credit rating for the notes for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes,” “Description of the Notes—Consolidation, Merger and Sale of Assets” and “Description of the Notes—Adjustment to Conversion Rate Upon Conversion In Connection With a Make-Whole Fundamental Change,” we may engage in transactions that may impair our ability to fulfill our obligations under the notes. Other than the repurchase right, the restrictions provided by the merger covenant and our obligation to increase the conversion rate with respect to the notes in certain circumstances upon the occurrence of certain events, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement this strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the Financial Industry Regulatory Authority’s, or FINRA’s, “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the notes.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely effected.

Some significant restructuring transactions that may adversely affect you may not constitute a “fundamental change” under the indenture, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), you have the right, at your option, to require us to repurchase your notes for cash. However, the definition of fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the fundamental change provision of the indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes or our common stock. For example, certain transactions such as leveraged recapitalizations, refinancings, significant distributions of our capital stock or assets, restructurings, spin-offs or acquisitions involving us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transactions, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

Upon the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our common stock in such make-whole fundamental change, all as described below under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

Although the adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for our common stock in the make-whole fundamental change is greater than $84.00 per share or less than $37.93 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change. Moreover, in no event will we increase the conversion rate solely because of such an adjustment to a rate that exceeds 26.3643 shares of our common stock per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.

Furthermore, the definition of make-whole fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions, could significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.

Redemption may adversely affect your return on the notes.

We may not redeem the notes except to the extent our board of directors determines such redemption is reasonably necessary to preserve our qualification as a REIT. If we determine that redeeming the notes is necessary to preserve our qualification as a REIT, then to the extent necessary we may at any time prior to maturity redeem all or part (in a principal amount that is an integral multiple of $1,000) of the notes at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective return as high as the return on your notes being redeemed. See “Description of the Notes—Optional Redemption.”

Adjustments to the conversion rate do not cover all dilutive events that may adversely affect the value of the notes.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends above a specified threshold on our common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of our capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the conversion rate.

We may not have the ability to raise funds necessary to purchase the notes or the 2022 notes upon a fundamental change.

If a fundamental change occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change purchase date. The 2022 notes contain similar protections concerning the holders’ right to require us to repurchase their notes. However, we may not have sufficient funds at the time we are required to purchase the notes or the 2022 notes, and we may not be able to arrange necessary financing on acceptable terms, if at all. In addition, our ability to purchase the notes or the 2022 notes may be limited by law, by regulatory authority or by the agreements governing our other indebtedness outstanding at the time. If we fail to pay the fundamental change purchase price when due, we will be in default under the indenture governing the notes or the 2022 notes. A default under the indenture, which would also be a default under the indenture for the 2022 notes, or the fundamental change itself could also constitute a default under the agreements governing our other existing and future indebtedness which would further restrict our ability to make required payments under the notes.

If an active trading market does not develop for the notes, you may not be able to resell them.

Prior to this offering, there was no public market for the notes, and we do not currently plan to list the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of the trading market in the notes and future trading prices of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been informed by certain of the underwriters that they currently intend to make a market in the notes after this offering is completed. However, such underwriters are not obligated to do so, and may cease their market-making at any time and without notice.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to us or the notes, if any, could cause the liquidity or market value of the notes to decline significantly.

Our credit ratings, if any, are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We do not undertake any obligation to maintain our rating, if any, or to advise holders of notes of any changes in ratings.

Sales of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock, including issuances of our common stock upon conversion of the notes or the 2022 notes, may depress the price of our common stock and be dilutive to holders of our common stock, including holders of any shares issued upon conversion of the notes offered hereby.

We cannot predict the effect, if any, that future issuances or sales of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock, including issuances of our common stock upon conversion of the notes or the 2022 notes, or the availability of our securities for future issuance or sale, will have on the market price of shares of our common stock. Issuances or sales of substantial amounts of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock, including issuances of our common stock upon conversion of the notes or the 2022 notes, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. Preferred stock we issue will generally be senior to our common stock with respect to dividends and liquidation rights. The issuance of any additional shares of our common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock, including holders of any shares issued upon conversion of the notes offered hereby. The vesting of any restricted stock granted to directors, executive officers and other employees, and other issuances of our common stock could have an adverse effect on the market price of our common stock, and the existence of our common stock reserved for issuance under our 2013 Equity Incentive Plan, as amended, may adversely affect the terms upon which we may be able to obtain additional capital through the sale of securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), until the time at which they become record holders of our common stock, which will be the close of business on the conversion date, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are a record holder of our common stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our common stock.

Certain provisions in the notes, the 2022 notes and the relevant indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. The 2022 notes contain similar provisions that could make it more difficult or more expensive for a third party to acquire us. Our obligations under the notes, the 2022 notes and the relevant indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

We cannot assure you of our ability to make distributions in the future. If our portfolio of assets fails to generate sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities.

We are generally required to distribute to our stockholders at least 90% of our REIT taxable income (without regard to the deduction for dividends paid and excluding net capital gains) each year for us to qualify, and maintain our qualification, as a REIT under the Internal Revenue Code. Our current policy is to pay quarterly distributions, which on an annual basis will equal or exceed substantially all of our REIT taxable income. In the event that our board of directors authorizes distributions in excess of the income or cash flow generated from our assets, we may make such distributions from the proceeds of future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

Our ability to make distributions may be adversely affected by a number of factors. Therefore, although we anticipate making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders. If our portfolio of assets fails to generate sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected. Our board of directors will make determinations regarding distributions based upon various factors, including our earnings, our financial condition, our liquidity, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to make distributions to our stockholders:

•	our ability to make profitable investments and loans;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in shares of our common stock, and will adjust the ultimate amount of capital gain/loss, if any, the stockholder may recognize in the future.

Ownership limitations in our charter may impair the ability of holders to convert notes into our common stock.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our charter restricts any person from owning (directly or as a result of certain constructive ownership rules) more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the outstanding shares of our capital stock of all classes and series, subject to certain exceptions, and contains certain other restrictions on the ownership and transfer of our stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our common stock following conversion of such notes to the extent that receipt of such common stock would violate the ownership limit or violate the other restrictions on ownership and transfer of our stock contained in our charter. See “Description of Securities” in the accompanying prospectus. Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the restrictions on ownership and transfer of our stock contained in our charter. See “Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information about these restrictions. Further, we may redeem the notes to the extent our board of directors determines such redemption is reasonably necessary to preserve our qualification as a REIT for U.S. federal income tax purposes. We may change such determination, among other things, but not limited to, due to a change of law, including applicable IRS guidance and rulings, or our interpretation of the existing law. There can be no guarantee the notes will not be redeemed from holders that otherwise could be treated as actually or constructively owning stock in excess of the 9.8% ownership limits described above.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) to the conversion rate of the notes that have the effect of increasing your proportionate interest in our assets or earnings may, in some circumstances, result in a taxable constructive distribution to you for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution of cash or property. A taxable constructive distribution could result, for example, if the conversion rate is adjusted to compensate beneficial owners of notes for an increase in the quarterly dividends paid to our stockholders. In addition, if a make-whole fundamental change adjustment event occurs prior to the maturity date of the notes, then, under some circumstances, we will increase the conversion rate for notes converted in connection with such make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “—Conversion Rights-Conversion Rate Adjustments.” In addition, you may be subject to U.S. federal withholding taxes in connection with such a constructive distribution. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the indenture, set off such payments against payments of cash and common stock on the notes. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the notes. See the discussions under the heading “Additional U.S. Federal Income Tax Considerations.”

Because the notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of the Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements are contained in our 2019 10-K that was filed with the SEC, and include risks discussed in other periodic reports that we file with the SEC.

Other important factors that we think could cause our actual results to differ materially from expected results are summarized below, including the ongoing impact of the current outbreak of the novel coronavirus (“COVID-19”), on the U.S., regional and global economies, the U.S. sustainable infrastructure market and the broader financial markets. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in our 2019 Form 10-K and our Form 10-Qs and in the Risk Factors set forth in this offering memorandum. Other factors besides those listed could also adversely affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Statements regarding the following subjects, among others, may be forward-looking:

•	the use of proceeds from this offering;

•	negative impacts from continued spread of COVID-19, including on the U.S. or global economy or on our business, financial position or results of operations;

•	our expected returns and performance of our investments;

•

the state of government legislation, regulation and policies that support or enhance the economic feasibility of projects that reduce carbon emissions or increase resilience to climate change, which we refer to as climate change solutions, including energy efficiency and renewable energy projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy;

•	availability of opportunities to invest in climate change solutions including energy efficiency and renewable energy projects and our ability to complete potential new opportunities in our pipeline;

•	our relationships with originators, investors, market intermediaries and professional advisers;

•	competition from other providers of capital;

•	our or any other company’s projected operating results;

•

actions and initiatives of the federal, state and local governments and changes to federal, state and local government policies, regulations, tax laws and rates and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities and economic trends;

•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations;

•	general volatility of the securities markets in which we participate;

•	the credit quality of our assets;

•	changes in the value of our assets, our portfolio of assets and our investment and underwriting process;

•	the impact of weather conditions, natural disasters, accidents or equipment failures or other events that disrupt the operation of our investments or negatively impact the value of our assets;

•	rates of default or decreased recovery rates on our assets;

•	interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our assets and target assets;

•	changes in commodity prices, including continued low natural gas prices;

•	effects of hedging instruments on our assets or liabilities;

•	the degree to which our hedging strategies may or may not protect us from risks, such as interest rate volatility;

•	impact of and changes in accounting guidance;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	availability of and our ability to attract and retain qualified personnel;

•	estimates relating to our ability to generate sufficient cash in the future to operate our business and to make distributions to our stockholders; and

•	our understanding of our competition.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this prospectus supplement or the date of the documents incorporated by reference herein. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks included here are not exhaustive. Other sections of this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein and therein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $121.6 million (or approximately $139.9 million if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to contribute the net proceeds of this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of the Mirror Note with terms that are substantially equivalent to the terms of the notes offered through this prospectus supplement. Our Operating Partnership intends to utilize the net proceeds of this offering to acquire or refinance, in whole or in part, Eligible Green Projects. Eligible Green Projects may include projects with disbursements made during the twelve months preceding the issue date of the notes and projects with disbursements to be made following the issue date. Prior to the full investment of such net proceeds, we intend to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify for taxation as a REIT. See “—Management of Proceeds of the Notes.”

Definition of “Eligible Green Projects”

“Eligible Green Projects” means projects intended to reduce carbon emissions or provide other environmental benefits in the following categories:

1.

Behind-The-Meter (“BTM”): distributed building or facility projects, which reduce energy usage or cost through the use of solar generation and energy storage or energy efficiency improvements including heating, ventilation and air conditioning systems (“HVAC”), lighting, energy controls, roofs, windows, building shells, and/or combined heat and power systems;

2.	Grid Connected (“GC”): projects that deploy cleaner energy sources, such as solar and wind to generate power where the off-taker or counterparty is part of the wholesale electric power grid; and

3.

Sustainable Infrastructure: upgraded transmission and distribution systems, water and storm water infrastructure, and other projects that improve water or energy efficiency, increase resiliency, positively impact the environment or more efficiently use natural resources.

Eligible Green Projects are expected to be located in the United States.

Process for Project Evaluation and Selection

We intend to utilize the net proceeds of this offering to acquire or refinance, in whole or in part, Eligible Green Projects. As part of our investment process, we intend to calculate the ratio of the estimated first year of metric tons of carbon emissions avoided (or that will be avoided) by the investment divided by the capital to be invested to understand the impact the investment is expected to have on climate change. In this calculation, which we refer to as CarbonCount®, we use emissions factor data, expressed on a CO2 equivalent basis, from the U.S. Government or the International Energy Administration to estimate a project’s energy production or savings to compute an estimate of metric tons of carbon emissions that will be avoided. In addition to carbon, we also consider other environmental attributes, such as water use reduction, stormwater remediation benefits or stream restoration benefits.

Management of Proceeds of the Notes

We intend to allocate an amount equal to the net proceeds from this offering to the financing and refinancing of recently acquired and future investments in Eligible Green Projects. As long as the Notes are outstanding, our internal records will show the allocation of the net proceeds from this offering to Eligible Green Projects. We intend to allocate the majority of net proceeds from this offering within two years following the issuance of the Notes. Net proceeds allocated to previously incurred costs associated with Eligible Green Projects will be available for repayment of debt or other uses.

Prior to the full investment of such net proceeds, we intend to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify for taxation as a REIT.

Payment of principal of and interest on the notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Projects.

Reporting

During the term of the notes, until such time as the net proceeds from this offering have been fully allocated to Eligible Green Projects, we will publish annual updates on our website detailing, at a minimum, the allocation of the net proceeds from this offering to specific Eligible Green Projects along with the associated CarbonCount®. Our updates will be accompanied by (i) an assertion by management that the net proceeds from this offering were invested in qualifying Eligible Green Projects and (ii) a report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. Please note that the information and materials found on our website, except for our Securities and Exchange Commission filings expressly described under “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement, are not part of this prospectus supplement and are not incorporated by reference herein.

For further information about our objectives and strategies, please see “Business—Investment Strategy,” included in our 2019 10-K, which is incorporated by reference into this prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020 (1) on an actual basis and (2) on an as adjusted basis to reflect (a) the sales of the notes in this offering, assuming the underwriters do not exercise their over-allotment option to purchase additional notes and after deducting the underwriting discount and our estimated offering expenses and assuming net proceeds are in cash, (b) the sales of the 2030 senior notes in the 2030 senior notes offering, after deducting the initial purchasers’ discounts and our estimated offering expenses and assuming net proceeds are in cash, and (c) the net proceeds from the at-the-market sales after June 30, 2020 through August 17, 2020, assuming net proceeds are in cash, as if (a), (b) and (c) had occurred on June 30, 2020. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2020
	Historical	As adjusted
	(Dollars in thousands)
Cash and cash equivalents	$541,825	$1,059,589

Liabilities:
Credit facilities	30,377	30,377
Non-recourse debt (secured by assets of $800 million)	625,884	625,884
Convertible notes	149,927	149,927
Other liabilities	52,123	52,123
Senior unsecured notes	910,665	910,665
2030 senior notes(1)	—	366,875
0% convertible senior notes due 2023 offered hereby	—	121,600

Total Liabilities	1,768,976	2,257,451

Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and no shares issued and outstanding, historical and as adjusted	—	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized; 73,318,552 issued and outstanding, historical and as adjusted	733	733
Additional paid-in capital	1,250,976	1,250,976
Accumulated deficit	(198,719)	(198,719)
Accumulated other comprehensive income (loss)	9,619	9,619
Non-controlling interest(2)	5,355	5,355
Net proceeds from the at-the-market equity sales after June 30, 2020 through August 17, 2020	—	29,289

Total stockholders’ equity	1,067,964	1,097,253

Total capitalization	$2,836,940	$3,354,704

(1)

Concurrently with this offering of notes, we are offering, pursuant to a separate transaction, $375.0 million aggregate principal amount of the 2030 senior notes. The completion of this offering is not contingent on the completion of the 2030 senior notes offering, and the completion of the 2030 senior notes offering is not contingent on the completion of this offering. There can be no assurance that we will complete the 2030 senior notes offering or on what terms.

(2)

As of June 30, 2020, we owned over 99% of the limited partnership units (“OP units”) of the Operating Partnership and less than 1% of the OP units were owned by other limited partners. The outstanding OP units held by limited partners are redeemable for cash, or at our option, for a like number of shares of our common stock. Excludes 358,107 OP units issuable upon vesting and conversion of limited partner profit interest units in the Operating Partnership.

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture, or the base indenture, dated as of August 22, 2017, between us and U.S. Bank National Association, as trustee, or the trustee, as supplemented by a supplemental indenture with respect to the notes, to be dated as of the date of initial issuance of the notes, or the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

You may request a copy of the indenture from us as described below under “Where You Can Find More Information and Incorporation by Reference.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to all the provisions of, the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. For purposes of this description, references to “we,” “our,” “us” and “Hannon Armstrong” refer only to Hannon Armstrong Sustainable Infrastructure Capital, Inc. and not to its subsidiaries.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will initially be limited to an aggregate principal amount of $125,000,000 (or $143,750,000 if the underwriters exercise their option to purchase additional notes to cover over-allotments in full);

•	not bear regular interest, and the principal amount of the notes will not accrete;

•

will be redeemable to the extent our board of directors determines such redemption is reasonably necessary to preserve our qualification as a REIT at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. We will give notice of any redemption not less than 15 nor more than 30 calendar days before the redemption date to holders of the notes;

•

will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change purchase date;

•	will mature on August 15, 2023, unless earlier converted, redeemed or repurchased;

•	will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

The notes may be converted into shares of our common stock at a conversion rate initially equal to 20.6779 shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $48.36 per share of our common stock) at any time prior to the close of business on the second scheduled trading day prior to the maturity date, unless the notes have been previously redeemed or repurchased. The conversion rate is subject to adjustment if certain events occur. See “— Conversion Rights—Conversion

Rate Adjustments.” Holders will not receive any additional cash payment for special interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under “—Conversion Rights—General.” Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (either directly or after application of certain constructive ownership rules) to exceed the ownership limit or violate other restrictions on ownership and transfer of our stock contained in our charter. See “—Ownership Limit.”

The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Adjustment to Conversion Rate Upon Conversion In Connection With a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in any credit rating for the notes for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without notice to or the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue (and part of the same series) as the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions at the same or differing prices without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on any securities exchange or an interdealer quotation system. The notes will not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and any special interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of certificated notes, if any, at the office or agency designated by us for that purpose. We will pay any special interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay any special interest to any holder of more than $2,000,000 aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the special interest record date for the relevant special interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change.

No Regular Interest; Special Interest

The notes will not bear regular cash interest, and the principal amount of the notes will not accrete. Any special interest will be payable semi-annually in arrears on February 15 and August 15 of each year, or the special interest payment date, if and to the extent that special interest is then payable on the notes, beginning on February 15, 2021.

Any special interest will be paid to the person in whose name a note is registered at the close of business on the February 1 or August 1, or the special interest record date, as the case may be, immediately preceding the relevant special interest payment date. Any special interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any special interest payment date, any redemption date, the maturity date or any fundamental change purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no special interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.

Unless the context otherwise requires, all references to special interest in this prospectus supplement refer solely to special interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The notes will be our direct unsecured obligations and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, including the 2022 notes and our guarantees of the 2024 senior notes, of the 2025 senior notes and of the 2030 senior notes. The notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness (including trade payables) and any future preferred equity interests of our subsidiaries and to any of our existing and future indebtedness that may be guaranteed by our subsidiaries to the extent of any such guarantees, except for the unsecured and unsubordinated indebtedness of our operating partnership with which the notes will rank equal in right of payment, including but not limited to the Mirror Note and the 2022 Mirror Note.

As of June 30, 2020, our total consolidated indebtedness was $1.72 billion, including $150 million principal amount of the 2022 notes, an aggregate of $900 million principal amount of the senior notes due 2024 and 2025 and an aggregate of $656 million of secured indebtedness. As of June 30, 2020, our subsidiaries had $1.57 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the 2030 senior notes and the use of proceeds therefrom, our total consolidated indebtedness would have been $2.18 billion.

Ownership Limit

Subject to certain exceptions, our charter restricts any person from owning (directly or as a result of certain constructive ownership rules) more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the outstanding shares of our capital stock of all classes and series and contains other restrictions on the ownership and transfer of our stock in order to assist us in qualifying as a REIT for U.S. federal income tax purposes. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our common stock following conversion of such notes to the extent that receipt of such common stock would violate the restrictions on ownership or transfer of our stock contained in our charter.

Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the restrictions on ownership and transfer of our stock contained in our charter. Any attempted conversion of notes that would result in the issuance of our common shares in violation of these charter restrictions shall be void to the extent of the number of shares that would cause such violation, and the related notes or portion thereof shall be returned to the holder as promptly as practical. We will not have any further obligation to the holder with respect to such voided conversion and such notes will be treated as if they have not been submitted for conversion.

Conversion Rights

General

Holders may convert any of their notes into shares of our common stock at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, unless the notes have been previously redeemed or repurchased by us. Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “Description of the Notes—General—Ownership Limit.”

The conversion rate will initially equal 20.6779 shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $48.36 per share of our common stock). Upon conversion of a note, we will satisfy our conversion obligation by delivering a number of shares of our common stock, together with cash in lieu thereof in respect of any fractional shares, as set forth under “—Settlement Upon Conversion.” The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof.

If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid special interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Our delivery to you of the shares of our common stock, together with any cash payment for any fractional share into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•

accrued and unpaid special interest, if any, on the note, to, but not including, the conversion date. As a result, accrued and unpaid special interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a special interest record date, holders of such notes at 5:00 p.m., New York City time, on such special interest record date will receive the special interest, if any, payable on such notes on the corresponding special interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any special interest record date to 9:00 a.m., New York City time, on the immediately following special interest payment date must be accompanied by funds equal to the amount of special interest, if any, payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the special interest record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a special interest record date and on or prior to the corresponding special interest payment date;

•	if we have specified a fundamental change purchase date that is after a special interest record date and on or prior to the corresponding special interest payment date; or

•	to the extent of any overdue special interest, if any overdue special interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to the special interest, if any, payable on the next special interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.”

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the indenture, except to the extent that a portion of the holder’s note is not subject to such purchase notice.

Settlement Upon Conversion

Upon conversion, we will deliver to the converting holder, on or prior to the second trading day following the conversion date, a number of shares of our common stock equal to (1) (i) the aggregate principal amount of notes to be converted divided by (ii) $1,000, multiplied by (2) the applicable conversion rate on the date the converting holder becomes a record owner of our common stock. Notwithstanding the foregoing, we will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of our common stock on the relevant conversion date (or, if the conversion date is not a trading day, the next following trading day). With respect to any conversion date that occurs on or after the special interest record date for the final payment of special interest, if any, on the notes (i.e., August 1, 2023), we will deliver such shares and cash on the maturity date.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the midpoint of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include the underwriters. Any such determination will be conclusive absent manifest error.

“Trading day” means a day during which trading in our common stock generally occurs on the primary exchange or quotation system on which our common stock then trades or is quoted and there is no market disruption event. If our common stock is not so traded or quoted, “trading day” means a “business day.”

“Market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Scheduled trading day” means any day that is scheduled to be a trading day.

A converting holder will be treated as the holder of record of the shares of our common stock deliverable upon conversion as of the close of business on the conversion date.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)

If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all outstanding shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =

the conversion rate in effect immediately prior to the close of business on the record date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =	the conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date;

OS0 =

the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we issue to all or substantially all holders of our outstanding common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the record date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0+ X
OS0+ Y

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 =	the conversion rate in effect immediately after the close of business on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such record date for such issuance had not occurred.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our outstanding common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•	spin-offs described below in this clause (3);

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 =	the conversion rate in effect immediately after the close of business on such record date;

SP0 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =

the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the record date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange, or a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such spin-off;

CR1 =	the conversion rate in effect immediately after the close of business on the record date for such spin-off;

FMV0 =

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our outstanding common stock applicable to one share of our common stock over the first ten consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the record date for the spin-off. For purposes of determining the applicable conversion rate, in respect of any conversion during the ten trading days commencing on the record date for any spinoff, references within the portion of this clause (3) related to “spin-offs” to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the record date for such spin-off to, and including, the relevant conversion date.

(4)

If any cash dividend or distribution is made to all or substantially all holders of our outstanding common stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0 – DTA
SP0 – C

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

DTA =

the dividend threshold amount, which shall initially be $0.34 per quarter; provided, however, that the DTA with respect to any date shall be reduced by the aggregate per share cash dividends or distributions that were paid to all or substantially all holders of our outstanding common stock during the applicable dividend period prior to such payment and provided further that if the result of such reduction is a negative number, the DTA shall be deemed to be zero; and

C =	the amount in cash per share that we distribute to holders of our outstanding common stock.

The DTA is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted other than adjustments made pursuant to this clause (4).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our outstanding common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

Such increase shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 =	the conversion rate in effect immediately after the close of business on the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =

the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. For purposes of determining the applicable conversion rate, in respect of any conversion during the ten trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the relevant conversion date.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

To the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange or market on which our common stock is then listed, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of our common stock, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States income tax treatment of an adjustment to the conversion rate, see “Additional U.S. Federal Income Tax Considerations.”

We do not currently have a rights plan in effect. If you convert a note, to the extent that we have a rights plan in effect, you will receive, in addition to the shares of our common stock received in connection with such conversion, the rights under the rights plan unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation (and not at the time of issuance of the rights) as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our common stock;

•	for accrued and unpaid special interest, if any; or

•	for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Tax Effect

A holder may, in some circumstances, including the distribution of certain cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to U.S. federal income or withholding tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Because a deemed distribution would not give rise to any cash from which any applicable withholding could be satisfied, if we pay withholding taxes on behalf of a holder, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock). See “Additional U.S. Federal Income Tax Considerations.”

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•

any recapitalization, reclassification or change of our outstanding common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Conversion Rights—Conversion Rate Adjustments”);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange;

and, in each case, as a result of which our outstanding common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes into a number of shares of our common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. If the transaction causes outstanding shares of our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices or any function thereof over a span of multiple days, we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, record date or expiration date of the event occurs, at any time during the period when the last reported sale prices or functions thereof are to be calculated.

Adjustment to Conversion Rate Upon Conversion In Connection With a Make-Whole Fundamental Change

If an event occurs that (i) is a fundamental change (as defined below and determined after giving effect to any exceptions or exclusions to such definition) or (ii) would be a fundamental change, but for the exclusion in section (x)(i) of clause (2) of the definition thereof (any such event, a “make-whole fundamental change”), and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of our common stock, or additional shares, as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the effective date, and the price, or the stock price, paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change having the stock price and effective date set forth below:

Hannon Armstrong Common Stock Price

Date	$37.93	$42.00	$45.00	$48.36	$52.00	$55.00	$58.00	$63.00	$67.00	$71.00	$75.00	$79.00	$84.00

August 21, 2020	5.6864	4.1248	3.2342	2.4398	1.7706	1.3378	0.9917	0.5670	0.3337	0.1732	0.0707	0.0154	0.0000

August 15, 2021	5.6864	4.1200	3.1607	2.3189	1.6250	1.1876	0.8471	0.4468	0.2401	0.1086	0.0337	0.0027	0.0000

August 15, 2022	5.6864	3.8012	2.7564	1.8741	1.1873	0.7838	0.4928	0.1914	0.0658	0.0097	0.0000	0.0000	0.0000

August 15, 2023	5.6864	3.1316	1.5443	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•

if the stock price is greater than $84.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•

if the stock price is less than $37.93 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change to exceed 26.3643 shares of our common stock per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, or the fundamental change purchase price, will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid special interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a special interest record date and on or prior to the special interest payment date to which such special interest record date relates, in which case we will instead pay the full amount of accrued and unpaid special interest, if any, to the holder of record on such special interest record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash. A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)

any “person” or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or the Exchange Act), other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common stock representing more than 50% of the voting power of our common stock;

(2)

the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between us and another person (other than our subsidiaries), in each case pursuant to which the outstanding shares of our common stock is converted into, or exchanged for, cash, securities or other property or assets, other than a transaction (i) that results in the holders of all classes of our common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of all classes of common equity of the surviving corporation or transferee or the parent thereof immediately after such event or

(ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into common shares of the surviving entity or (y) any sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of our assets and our subsidiaries, on a consolidated basis, to another person (other than any of our subsidiaries);

(3)	“continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;

(4)	our stockholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

(5)	our common stock ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of our common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of shares of common stock or common equity interests that are traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, or publicly traded securities, and as a result of such transaction or transactions, the notes become convertible into or by reference to such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of “—Conversion Rights—Settlement Upon Conversion”), such event shall not be a fundamental change.

“Continuing director” means a director who either was a member of our board of directors on the date of this prospectus supplement or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for election as a director, and whose election is recommended by our board of directors.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•

the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•

the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•

the notes will cease to be outstanding and the special interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•

all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid special interest, if any, upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, including filing a Schedule TO or any other required schedule under the Exchange Act; and

•	comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes such an offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to purchase made by us and such third party purchases all notes properly tendered and not validly withdrawn under such offer.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and to this Offering—We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture.

Optional Redemption

Preservation of REIT Status

We may not redeem the notes except to the extent our board of directors determines such redemption is reasonably necessary to preserve our qualification as a REIT. If we determine that redeeming the notes is necessary to preserve our qualification as a REIT, then to the extent necessary we may at any time prior to maturity redeem all or part (in a principal amount that is an integral multiple of $1,000) of the notes at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

General terms applicable to optional redemption

In the case of any optional redemption, we will pay a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. However, if the redemption date for a note is after a special interest record date and on or prior to the corresponding special interest payment date, then (i) we will pay, on or before such special interest payment date, the full amount of accrued and unpaid special interest, if any, payable on such note on such special interest payment date to the holder of record of such note at the close of business on such special interest record date; and (ii) the redemption price will not include such accrued and unpaid special interest, if any.

In the case of any optional redemption, we will provide not less than 15 nor more than 30 calendar days’ notice before the redemption date to each holder of the notes. The redemption date must be a business day.

If you elect to convert your notes following a notice of redemption, but prior to the redemption date, you will not receive any separate cash payment for accrued and unpaid special interest, if any, except as described in this paragraph. If notes are converted after 5:00 p.m., New York City time, on a special interest record date for the payment of special interest, holders of such notes at 5:00 p.m., New York City time, on such special interest record date will receive the special interest, if any, payable on such notes on the corresponding special interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any special interest record date to 9:00 a.m., New York City time, on the immediately following special interest payment date must be accompanied by funds equal to the amount of special interest, if any, payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the special interest record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a special interest record date and on or prior to the corresponding special interest payment date;

•	if we have specified a fundamental change purchase date that is after a special interest record date and on or prior to the corresponding special interest payment date; or

•	to the extent of any overdue special interest, if any overdue special interest exists at the time of conversion with respect to such note.

If we decide to redeem fewer than all of the outstanding notes, the notes shall be selected to be redeemed (in principal amounts of $1,000 or multiples thereof) in accordance with the applicable procedures of DTC, in the case of global notes, and by lot, in the case of certificated notes. If a portion of your note is selected for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Consolidation, Merger and Sale of Assets

Notwithstanding anything to the contrary set forth under “Description of Debt Securities—Mergers and Other Transactions” in the accompanying prospectus, the indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) we are the surviving person or the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

The following description replaces the description set forth under “Description of Debt Securities—Events of Default and Remedies” in the accompanying prospectus in its entirety.

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of special interest on any note when due and payable, and the default continues for a period of 30 days;

(2)

default in the payment of principal of any note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

(3)

failure by us to comply with our obligation to convert the notes into shares of our common stock in accordance with the indenture upon exercise of a holder’s conversion right, which failure continues for three business days;

(4)	failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets” above;

(5)

failure by us to issue a notice in accordance with the provisions of “—Fundamental Change Permits Holders to Require Us to Purchase Notes” above or notice of a make-whole fundamental change as described under “—Adjustment to Conversion Rate Upon Conversion In Connection With a Make-Whole Fundamental Change”, in each case when due;

(6)

failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a “Notice of Default” under the indenture;

(7)

default following the failure by us to pay beyond any applicable grace period, or resulting in the acceleration of, indebtedness (other than Non-Recourse Indebtedness) of ours or any of our subsidiaries where the aggregate principal amount with respect to which the default has occurred is greater than $50,000,000 (or its foreign currency equivalent at the time); or

(8)	certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of ours.

If an event of default other than an event of default arising under clause (8) above with respect to us or any significant subsidiary occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all then outstanding notes to be due and payable.

In addition, upon an event of default arising under clause (8) above with respect to us, 100% of the principal of and accrued and unpaid special interest on the notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid special interest, if any, on the notes will be due and payable immediately.

“Non-Recourse Indebtedness” means indebtedness of a subsidiary of ours, with respect to which (a) recourse for payment is limited to assets of such subsidiary encumbered by a lien securing such indebtedness and/or the general credit of such subsidiary but for which recourse shall not extend to our general credit or the general credit of any of our other subsidiaries, it being understood that the instruments governing such indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to us or our subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, environmental liabilities, tax indemnities and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in project financing transactions.

The holders of a majority in principal amount of the outstanding notes may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the notes) all past defaults (except with respect to nonpayment of principal or special interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend), and rescind any acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and special interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the notes at a rate equal to 0.50% per annum of the principal amount of the notes outstanding for each day during the 180-day period beginning on, and including, the day on which such an event of default occurs during which such event of default is continuing (and neither waived nor cured). If we so elect, such special interest will be payable as set forth under “—No Regular Interest; Special Interest.” On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the special interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the special interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the special interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or special interest on, or fundamental change purchase price with respect to, its notes when due, or the right to receive payment or delivery of the consideration due upon conversion of its notes, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee indemnity and/or security satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, any special interest on, fundamental change purchase price with respect to, and the shares of our common stock due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial) to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or any special interest on any note or a default in the delivery of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

The following description replaces the description set forth under “Description of Debt Securities—Modification of the Indentures” in the accompanying prospectus in its entirety.

Subject to certain exceptions, the indenture or the notes may be amended, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the principal amount of the notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

(2)	reduce the rate of special interest on any note or change the time for payment of any special interest on any note;

(3)	reduce the principal of any note or change the maturity date of any note;

(4)	change the place or currency of payment on any note;

(5)	make any change that impairs or adversely affects the conversion rights of any notes;

(6)

reduce the fundamental change purchase price or the redemption price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price or the redemption price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)

impair the right of any holder to receive payment of principal of and special interest, if any, on, its notes, or the right to receive the shares of our common stock due upon conversion of its notes on or after the due date therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s notes;

(8)	modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the notes; or

(9)

make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions if such change is adverse to the rights of the holders of the notes.

Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:

(1)

to conform the terms of the indenture or the notes to the description thereof in the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the notes;

(2)	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	to add guarantees with respect to the notes;

(4)	to secure the notes;

(5)	to issue additional notes as described under “General”;

(6)	to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

(7)

to cure any ambiguity, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the terms of the Trust Indenture Act or to make any other change that does not adversely affect the rights of any holder of the notes in any material respect;

(8)	to provide for a successor trustee;

(9)	to comply with the applicable procedures of the depositary; or

(10)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any redemption date, any fundamental change purchase date, upon conversion or otherwise, cash or cash and shares of our common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, any accrued special interest payable on the notes and the conversion rate of the notes (including any adjustments thereto). We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

U.S. Bank National Association will be the trustee, security registrar, paying agent, and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

•

the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•

we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•

an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of the notes and any shares of our common stock into which the notes may be converted. This section supplements and, where applicable, supersedes the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus, and should be read together with such discussion. This summary does not provide a complete analysis of all potential tax considerations. This section is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code, or the Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or is expected to be sought from the IRS regarding any matter discussed in this summary. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the notes and common stock as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances or to a beneficial owner subject to special tax rules, such as:

•	U.S. expatriates;

•	dealers in securities or traders in securities who elect to use a mark-to-market method of accounting;

•	subchapter S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	REITs;

•	regulated investment companies;

•	trusts and estates;

•	persons who hold the notes or our common stock on behalf of another person as nominees;

•	persons holding the notes or our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding the notes or our common stock through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in our company;

•	tax exempt organizations;

•	persons subject to the base erosion and anti-abuse tax;

•	persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•	non-U.S. holders (as defined below), except to the extent discussed below under “—Non-U.S. Holders”; and

•	persons deemed to sell notes or common stock under the constructive sale provisions of the Internal Revenue Code.

Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

As used herein, the term “U.S. holder” means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one of more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or shares of our common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or shares of our common stock acquired upon conversion of a note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the notes and the shares of our common stock into which the notes may be converted.

Although there are no Treasury Regulations, rulings, or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the notes, we expects to treat the notes as indebtedness for federal income tax purposes. The discussion set out below assumes that such characterization of the notes is correct.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE NOTES OR OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE NOTES OR OUR COMMON STOCK TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES OR OUR COMMON STOCK.

U.S. Holders

The following discussion is limited to certain U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

Taxation of Interest

The notes will not bear interest (except in certain limited circumstances the notes will be subject to “special interest” in connection with our failure to perform certain of our obligations under the indenture) and the principal amount of the notes will not accrete. If a note’s principal amount exceeds its issue price by an amount that does not satisfy a de minimis test, the U.S. holder will be required to include such excess in income as original issue discount, or OID, over the term of the note on a constant yield to maturity basis, irrespective of the U.S. holder’s regular method of tax accounting. We expect, and the discussion below assumes, that the notes will not be issued with OID for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes, holders of notes generally will not include in income any interest with respect to the notes except in the limited circumstances described below.

We believe (and the rest of this discussion assumes) that the special interest payable in certain limited circumstances should not cause the notes to be treated as “contingent payment debt instruments” under applicable Treasury Regulations. Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as contingent payment debt instruments, a U.S. holder would be required, among other things, to accrue interest income at a “comparable yield” (as described under the applicable Treasury Regulations) which is expected to be significantly higher than 0%, regardless of such U.S. holder’s method of accounting and would also be required to treat as taxable ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note and the entire amount of realized gain upon a conversion of a note (including all gain realized upon conversion, even if the U.S. holder receives ordinary shares). Our determination that the notes are not contingent payment debt instruments is binding on a U.S. holder unless the U.S. holder discloses a contrary position to the IRS in the manner required by applicable Treasury Regulations. The remainder of this discussion assumes the notes will not be considered contingent payment debt instruments and that special interest will not become payable. You are urged to consult your tax advisor regarding the potential application to the notes of the contingent payment debt instrument rules, the payment of the special interest and the consequences thereof.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note, the U.S. federal income tax consequences of which are described under “—U.S. Holders—Conversion of Notes” below). The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the U.S. holder and the U.S. holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the U.S. holder paid for the note. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the U.S. holder has held the note for more than one year, or short-term capital gain or loss if the U.S. holder has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations.

Conversion of Notes

If we settle a conversion solely in shares of our common stock, a U.S. holder of a note will not recognize any income, gain or loss except to the extent of cash received in lieu of a fractional share of common stock. The tax basis of the shares of common stock received upon such a conversion (including any fractional share for which cash is paid) will equal the adjusted tax basis of the note that was converted. A U.S. holder’s holding period for shares of common stock received upon such a conversion will include the period during which the U.S. holder held the notes.

If a U.S. holder receives cash in lieu of a fractional share of common stock, the U.S. holder will be treated as if a fractional share was issued to the U.S. holder and then the fractional share were immediately redeemed for cash. Accordingly, the U.S. holder will recognize gain or loss equal to the difference between the cash received for the fractional share and that portion of the U.S. holder’s tax basis in the common stock allocable to the fractional share. A U.S. holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

Possible Effect of a Change in Conversion Consideration

In the event we undergo certain of the events described under “Description of the Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock,” the conversion rate and the related conversion consideration may be adjusted such that you would be entitled to convert your notes into the stock (other than our common stock), other securities or other property or assets described in such section. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. You should consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Constructive Distributions

As discussed under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” and “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” the terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows beneficial owners of notes to receive more shares of common stock on conversion may increase such beneficial owners’ proportionate interests in our earnings and profits or assets. In that case, the beneficial owners of notes may be treated as though they received a taxable distribution in the form of our common stock or additional rights to acquire our common stock. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate beneficial owners of notes for distributions of cash or property to our stockholders. If an event occurs that dilutes the interests of stockholders or increases the interests of beneficial owners of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable distribution to beneficial owners of the notes. Conversely, if an event occurs that dilutes the interests of beneficial owners of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders in our earnings and profits or assets could be treated as a taxable distribution to the stockholders. Not all changes in the conversion rate that result in beneficial owners of notes receiving more common stock on conversion, however, increase such beneficial owners’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the beneficial owners’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive distributions. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property. It would result in a taxable dividend to the beneficial owner to the extent of our current or accumulated earnings and profits (with the beneficial owner’s tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated first as a tax-free return of the beneficial owner’s tax basis in its note or common stock (as the case may be) and then as capital gain. It is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates on qualified dividend income, although so long as we qualify as a REIT, distributions, including a constructive dividend, generally will not be eligible for these preferential rates, as described under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions” in the accompanying prospectus. U.S. holders should consult their tax advisors regarding the potential tax consequences of a constructive distributions on the notes.

Under current Treasury Regulations, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. On April 12, 2016, the IRS proposed Treasury Regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the Treasury Regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock (after the conversion rate adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The proposed Treasury Regulations would be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Ownership and Disposition of Shares Received Upon Conversion

The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Non-U.S. Holders

The following discussion is limited to certain U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

As discussed above, the notes will not bear interest (except in certain limited circumstances the notes will be subject to “special interest” in connection with our failure to perform certain of our obligations under the indenture) and the principal amount of the notes will not accrete. Under current U.S. federal income tax law, and subject to the discussion below, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and special interest on a non-U.S. holder’s notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•

the non-U.S. holder does not, directly or indirectly, actually or constructively, own 10% or more of our outstanding voting stock within the meaning of section 871(h)(3) of the Internal Revenue Code and the related Treasury Regulations;

•

the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•	the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such special interest is not effectively connected with the non-U.S. holder’s conduct of a United States trade or business; and

•	the non-U.S. holder provides a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable form.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of special interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that special interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States (as discussed below under “—Interest or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Certain Redemptions, Conversion or Other Disposition of Notes

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, certain redemptions, conversion or other disposition of notes. (other than with respect to payments attributable to accrued special interest, which will be taxed as described under “—Non-U.S. Holders—Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA, (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, certain redemptions, conversion or other disposition of notes by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder’s holding period for the notes disposed of), a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes. In general, we would be a USRPHC if the fair market value of interests in U.S. real estate constituted at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business.

Even if we were a USRPHC, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our shares of common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. We may be a domestically controlled qualified investment entity, in which case the sale of our common stock would not be subject to taxation under FIRPTA. However, because our stock is expected to be widely held, we cannot assure investors that we will be a domestically controlled qualified investment entity, although persons holding less than 5% of our common stock at all times during the specified testing period are generally treated as U.S. persons so long as our stock continue to be listed on NYSE.

Furthermore, even if we were treated as a USRPHC and were not a “domestically controlled qualified investment entity,” so long as our common stock is regularly traded on an established securities market, you will not be subject to U.S. federal income tax on the disposition of the notes unless you recognize gain on a disposition of the notes and actually or constructively own, at any time within the time period described above, (i) more than 10% of the notes, if the notes themselves are considered to be regularly traded on an established securities market, or (ii) notes with a value greater than 10% of our common stock as of any date such notes were acquired, if the notes are not considered to be regularly traded on an established securities market. We do not expect that the notes will be considered to be regularly traded on an established securities market. If the gain from any disposition is subject to tax under FIRPTA, it will be taxed as if you were a U.S. holder as described in “—Income or Gains Effectively Connected with a U.S. Trade or Business” below. In addition, in certain circumstances, the gross proceeds from a disposition may be subject to withholding at a rate of 15%.

Constructive Dividends

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” taxable constructive stock dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “—U.S. Holders—Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on taxable constructive stock dividends, however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Because constructive stock dividends will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that an applicable withholding agent may set off any withholding tax that it is required to collect with respect to any such constructive stock dividends against cash payments of interest or from cash or common stock otherwise deliverable to a holder upon a conversion of notes or a redemption or repurchase of a note (as applicable), and may liquidate a portion of the note or common stock of such holder to generate sufficient funds to pay applicable withholding taxes. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, in general we intend to withhold, or provide relevant information that enables the applicable withholding agent to withhold, on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs. Taxable constructive stock dividends that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business.”

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition of notes by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business, which interest on a note or gain recognized from the sale, exchange, redemption, conversion or other taxable disposition of a note is effectively connected with. If any interest on the notes, taxable constructive stock dividends, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or shares of our common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders (but not the 30% U.S. federal withholding tax if the non-U.S. holder provides an IRS Form W-8ECI with respect to interest, as described above). If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest or taxable constructive stock dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the non-U.S. holder claims exemption from withholding by timely furnishing a properly completed and executed IRS Form W-8ECI or properly completed and executed IRS Form W-8BEN or W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Ownership and Disposition of Shares Received Upon Conversion

The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders.”

Backup Withholding and Information Reporting

In general, information reporting requirements and backup withholding at the applicable rate will apply to payments on a note (including special interest payments, constructive dividend payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a note) to a U.S. holder, unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Backup withholding generally will not apply to payments on a note to a non-U.S. holder if the statement described in “—Non-U.S. Holders of Notes—Interest on Notes,” “—Non-U.S. Holders of Notes—Constructive Dividends” or “—Non-U.S. Holders of Notes—Income or Gains Effectively Connected with a U.S. Trade or Business” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. However, information returns may be required to be filed with the IRS in connection with any special interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker has certain relationships with the United States, although information reporting requirements may apply unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in “—Non-U.S. Holders of Notes—Interest on Notes” or “—Non U.S. Holders of Notes—Income or Gains Effectively Connected with a U.S. Trade or Business” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund from the IRS), provided that such holder furnishes the required information to the IRS.

Foreign Accounts

Certain provisions of the Internal Revenue Code, commonly referred to as the foreign account tax compliance act, or FATCA, and existing guidance issued thereunder generally imposes a 30% withholding tax on U.S. source payments, including dividends in respect of common stock and interest and OID (if any) in respect of notes, held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common stock or notes are held will affect the determination of whether withholding is required. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of our stock or notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these proposed Treasury Regulations are not final, they can be relied upon until final Treasury Regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Holders of our common stock or notes are encouraged to consult with their own tax advisor regarding the possible implications of FATCA on their particular circumstances.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the U.S. federal income tax consequences described in “Additional U.S. Federal Income Tax Consideration,” you should consider the state and local income tax consequences of the acquisition, ownership and disposition of the notes. State and local income tax law may differ substantially from corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. You should consult your tax advisor with respect to the various state and local tax consequences of an investment in the notes.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the underwriters and us, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal amount of notes
Morgan Stanley & Co. LLC	112,500,000
Oppenheimer & Co. Inc.	12,500,000
Total	$125,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters’ over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representative.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The expenses of the offering are estimated at $300,000 and are payable by us.

Option to Purchase Additional Notes

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $18,750,000 principal amount of the notes at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely to cover over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the principal amount of additional notes as the principal amount listed next to the underwriter’s name in the preceding table bears to the aggregate principal amount of the notes listed next to the names of all underwriters in the preceding table.

The following table shows the per note and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

		Total
	Per Note	No Exercise	Full Exercise
Public offering price	100%	$125,000,000	$143,750,000
Underwriting discounts and commissions	2.50%	$3,125,000	$3,593,750
Proceeds, before expenses, to us	97.50%	$121,875,000	$140,156,250

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the date of the underwriting agreement among the underwriters and us without first obtaining the written consent of Morgan Stanley & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

However, with respect to our directors and executive officers, the restrictions described above shall not apply (i) to bona fide gifts or transfers to family members or trusts for the direct or indirect benefit of the director or executive officer or his or her family members or bona fide gifts for charities, provided in each case that the transferee agrees in writing to be bound by the terms of the lock-up agreement, (ii) for shares sold in certain instances based on withholding taxes for vesting of restricted stock, (iii) to affiliates of the director or executive officer or to any investment fund or other entity controlled or managed by the director or officer, and (iv) for sales by certain individuals pursuant to 10b5-1 plans.

No Prior Market

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange. We have been advised by certain underwriters that they presently intend to make a market in the notes after completion of the offering as permitted by the applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a trading market for, the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Our common stock is listed on the NYSE under the symbol “HASI.”

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the aggregate principal amount of the notes overallotted by the underwriters is not greater than the aggregate principal amount of the notes that they may purchase in the over-allotment option. In a naked short position, the aggregate principal amount of the notes involved is greater than the aggregate principal amount of the notes in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing notes in the open market.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell more notes than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflict of Interest

Certain of the underwriters and their affiliates have provided and are providing traditional commercial lending to us in one off financings in the ordinary course of business. Some of the underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Accordingly, they have received, or may in the future receive, customary fees and commissions for these transactions. We have in the past, and may continue in the future, to purchase assets held by affiliates of one or more of the underwriters. Morgan Stanley & Co. LLC is acting as an initial purchaser for the 2030 senior notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering.

This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Ropes & Gray LLP and Davis Polk & Wardwell LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Buckeye Wind Energy Class B Holdings LLC and Subsidiaries as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K/A, filed with the SEC on March 27, 2020, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CohnReznick LLP, an independent auditor, has audited the consolidated financial statements, included in our Annual Report on Form 10-K/A, for the year ended December 31, 2019, for the year ended December 31, 2017 of Helix Fund I, LLC, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Such financial statements have been incorporated by reference in reliance upon the report of CohnReznick LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

Document	Period
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended June 30, 2020
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended March 31, 2020
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2019

Document	Date of Filing of Report
Current Report on Form 8-K (File No. 001-35877)	July 2, 2020
Current Report on Form 8-K (File No. 001-35877)	June 4, 2020
Current Report on Form 8-K (File No. 001-35877)	May 13, 2020
Current Report on Form 8-K (File No. 001-35877)	April 21, 2020
Current Report on Form 8-K (only with respect to information contained in item 8.01) (File No. 001-35877)	April 15, 2020

Document	Date
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019) (File No. 001-35877)	April 15, 2020

Document	Date
Registration Statement on Form 8-A (“Form 8-A”) as updated by Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019 (“Exhibit 4.2”) (each containing a description of our common stock, par value $0.01 per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) February 24, 2020 (Exhibit 4.2)

We also incorporate by reference into this prospectus supplement additional documents that we may file (but not those that we furnish) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement and the accompanying prospectus relate or the offering is otherwise terminated.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401, Attention: Hannon Armstrong Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860.

PROSPECTUS

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Common Stock,

Preferred Stock,

Depositary Shares,

Debt Securities

Warrants

and

Rights

We may offer from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of our preferred stock of a specified class or series and represented by depositary receipts;

•	debt securities;

•	warrants to purchase our common stock, preferred stock, depositary shares or debt securities; or

•	rights to purchase our common stock or preferred stock.

We refer to the common stock, preferred stock, depositary shares, debt securities, warrants and rights, collectively, as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 9 for more information on this topic. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HASI.” On March 26, 2019, the closing sale price of our common stock on the NYSE was $25.52 per share.

Investing in these securities involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission, or SEC, filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequently filed periodic reports incorporated by reference herein, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2019.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, debt securities, warrants and rights. You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, any applicable prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference herein or therein, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Hannon Armstrong Sustainable Infrastructure Capital, Inc., together with its subsidiaries.

SUMMARY INFORMATION

We focus on solutions that reduce carbon emissions and increase resilience to climate change by providing capital and specialized expertise to the leading companies in the energy efficiency, renewable energy and other sustainable infrastructure markets. Our goal is to generate attractive returns for our stockholders by investing in a diversified portfolio of assets and projects that generate long-term, recurring and predictable cash flows or cost savings from proven commercial technologies.

We believe we were one of the first U.S. public companies exclusively focused on financing solutions to reducing climate change. Our investments, which typically benefit from contractually committed high credit quality obligors have taken a number of forms including equity, joint ventures, land ownership and lending or other financing transactions. We also generate ongoing fees through gain-on-sale securitization transactions, services and asset management.

We are internally managed, and our management team has extensive relevant industry knowledge and experience, dating back more than 30 years. We have long-standing relationships with the leading energy service companies, or ESCOs, manufacturers, project developers, utilities, owners and operators. Our origination strategy is to use these relationships to generate recurring, programmatic investment and fee generating opportunities. Additionally, we have relationships with the leading banks, investment banks, and institutional investors from which we are referred additional investment and fee generating opportunities.

We use borrowings as part of our strategy to increase potential returns to our stockholders and have available to us a broad range of financing sources including non-recourse or recourse debt, equity, and off-balance sheet securitization structures.

We elected to be taxed as a real estate investment trust for U.S. federal income tax purposes, or a REIT, commencing with our taxable year ended December 31, 2013 and operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Our principal executive offices are located at 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hannonarmstrong.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, or our 2018 10-K, and in subsequent periodic reports which we file with the SEC, as well as other information in this prospectus and any applicable prospectus supplement before purchasing any shares of our common stock. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our securities could decline significantly and you could lose a part or all of your investment. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 70 of this prospectus.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this document within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	our expected returns and performance of our investments;

•

the state of government legislation, regulation and policies that support or enhance the economic feasibility of sustainable infrastructure projects, including energy efficiency and renewable energy projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy;

•

availability of opportunities to invest in projects that reduce greenhouse gas emissions or mitigate the impact of climate change, including energy efficiency and renewable energy projects and our ability to complete potential new opportunities in our pipeline;

•	our relationships with originators, investors, market intermediaries and professional advisers;

•	competition from other providers of capital;

•	our or any other companies’ projected operating results;

•

actions and initiatives of the federal, state and local governments and changes to federal, state and local government policies, regulations, tax laws and rates and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities; economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets, our portfolio of assets and our investment and underwriting process;

•	the impact of weather conditions, natural disasters, accidents or equipment failures or other events that disrupt the operation of our investments or negatively impact the value our assets;

•	rates of default or decreased recovery rates on our assets;

•	interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates, including the flattening of the yield curve, and the market value of our assets and target assets;

•	changes in commodity prices, including continued low natural gas prices;

•	effects of hedging instruments on our assets or liabilities;

•	the degree to which our hedging strategies may or may not protect us from risks, such as interest rate volatility;

•	impact of and changes in accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	availability of and our ability to attract and retain qualified personnel;

•	estimates relating to our ability to generate sufficient cash in the future to operate our business and to make distributions to our stockholders; and

•	our understanding of our competition.

The risks included here are not exhaustive. Other sections of this prospectus may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our 2018 10-K and in subsequent periodic reports that we file with the SEC, each of which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our common stock, preferred stock, depositary shares, debt securities, warrants or rights.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” in our 2018 10-K and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to acquire our target assets, repay indebtedness or for general corporate purposes. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which it may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the material terms of the common stock, preferred stock, depositary shares, debt securities, warrants and rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our charter and bylaws. See “Where You Can Find More Information.”

Our charter provides that we may issue up to 450,000,000 shares of common stock, par value $0.01 per share, and up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue with the approval of a majority of our entire board of directors and without common stockholder approval. As of March 25, 2019, 63,859,293 shares of our common stock were issued and outstanding (including 983,655 unvested shares of restricted common stock), and no shares of our preferred stock were issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the terms of any other class or series of our stock or the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Stock

We believe that the power of our board of directors to amend our charter, without stockholder approval, to increase or decrease the aggregate number of authorized shares of our stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of any of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate of the outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “prohibited owner” if, had the violative transfer been effective, the person would beneficially own or constructively own shares of capital stock and, if appropriate in the context, shall also mean any person who would have been the record owner of the shares that the prohibited owner would have so owned.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or any class or series of our preferred stock, or 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, beneficially or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively in excess of the ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive all or any component of the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would not result in our failing to qualify as a REIT. As a condition of its waiver or grant of an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or a ruling of the Internal Revenue Service, or the IRS, satisfactory to our board of directors with respect to our qualification as a REIT. Our board of directors has established exceptions from these ownership limits that permit certain institutional investors and their clients to hold shares of our common stock in excess of these ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may increase or decrease the ownership limit or any component thereof unless, after giving effect to such increase, we would be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock, preferred stock of any class or series, or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock, preferred stock of any class or series, or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock, preferred stock, or stock of any class or series, as applicable, in excess of such percentage ownership of our common stock, preferred stock or stock of all classes and series will be in violation of the ownership limit.

Our charter also prohibits:

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any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to the trust as described below, must immediately give written notice to us of such event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last sales price reported on the NYSE on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock must be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last sales price reported on the NYSE on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be immediately paid to the charitable beneficiary of the trust, together with other amounts held by the trustee for the beneficiary of the trust. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and must be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights must be exercised for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. In addition, if our board of directors determines that a proposed transfer would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions and limitations on ownership and transfer of our stock described above is no longer required in order for us to qualify as a REIT.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or MGCL, and to our charter and our bylaws, each as amended and restated. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus and the documents incorporated by reference herein, as well as our charter and our bylaws, copies of which are filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our charter provides that we may issue up to 450,000,000 shares of common stock, par value $0.01 per share. All of the shares of our common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends or other distributions on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities and payment of any liquidation amounts for any issued and outstanding preferred stock.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock generally can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. However, pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors for its consideration.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with or convert into another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions may be approved by our stockholders by a majority of all of the votes entitled to be cast on the matter, except that certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, must be approved by stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the amendment. Maryland law also permits a Maryland corporation, without the approval of the stockholders of the corporation, to transfer all or substantially all of its assets if all of the equity interests of the transferee are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

General

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 25, 2019, we had no outstanding shares of preferred stock.

We may issue preferred stock independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws, including any applicable articles supplementary designating and setting forth the terms of a class or series of preferred stock. The applicable articles supplementary will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Our board of directors or a duly authorized committee thereof could establish one or more classes or series of preferred stock that could, depending on the terms of the class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

Subject to the limitations prescribed by our charter, our board of directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of common or preferred stock. Prior to the issuance of shares of each class or series of preferred stock, our board of directors is required by the MGCL and our charter to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions for redemption of each class or series.

Reference is made to the prospectus supplement relating to the class or series of preferred stock offered thereby for the specific terms thereof, including:

•	the designation of the class or series of preferred stock;

•	the voting rights, if any, of holders of shares of the class or series of preferred stock;

•	the number of shares of the class or series of preferred stock, the liquidation preference per share of the preferred stock and the offering price per share of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the class or series of preferred stock;

•	the date from which dividends on shares of the class or series of preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of the class or series of preferred stock;

•	the provision for a sinking fund, if any, for the class or series of preferred stock;

•	the provisions for, and any restriction on, redemption or repurchase, if applicable, of shares of the class or series of preferred stock;

•	any listing of the class or series of preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which shares of the class or series of preferred stock may or will be convertible into or exchangeable for shares of our common stock or other securities or property, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether interests in shares of the class or series of preferred stock would be represented by depositary shares;

•	any limitations on ownership and restrictions on transfer of shares of the class or series of preferred stock in addition to those described below;

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any limitations on the classification or issuance of any class or series of preferred stock ranking senior or equal to the class or series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to shares of the class or series of preferred stock; and

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any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the class or series of preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred stock.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made). Our charter contains restrictions on the ownership and transfer of shares of our stock, including preferred stock. See “Description of Securities—Restrictions on Ownership and Transfer” for more detail regarding the restrictions on the ownership and transfer of shares of our stock, including our preferred stock. The articles supplementary for each class or series of preferred stock may contain additional provisions restricting the ownership and transfer of shares of the class or series of preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a class or series of preferred stock.

Transfer Agent and Registrar

We will name the registrar and transfer agent for the preferred stock we issue pursuant to this prospectus in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock rather than full shares of preferred stock. If we offer depositary shares, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement relating to the offering of such depositary shares. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the articles supplementary for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares representing, in total, the number of shares of preferred stock held by the depositary which we redeemed, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of shares of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into or exchangeable for shares of our common stock or other of our securities or property, holders of depositary shares representing that class or series of preferred stock will, if they surrender depositary receipts evidencing depositary shares and appropriate instructions to convert or exchange them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted or exchanged.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment that materially and adversely affects the rights of holders of outstanding depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment may impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been repurchased, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

Reference is made to the prospectus supplement relating to the depositary shares offered thereby for the specific terms thereof, including, but not limited to, a discussion of U.S. federal income tax considerations applicable to the depositary shares.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, which we may amend or supplement from time to time, or the indenture. The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not state the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “we,” “our,” and “us,” in this section, we are referring to Hannon Armstrong Sustainable Infrastructure Capital, Inc. excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein. The indenture has been filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee at 225 Asylum Street, 23rd Floor, Hartford, CT 06103. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Reference is made to the prospectus supplement relating to each particular series of debt securities, offered thereby for the specific terms thereof, including:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities which may be issued;

•	the date or dates on which principal of the debt securities will mature and the amounts to be paid upon maturity of the Securities;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable;

•	any provisions regarding our right to redeem debt securities or of holders to require us to redeem debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution of those conversion rights;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	a discussion of U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities.

The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe the material U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

•	our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately by written notice to us. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults (except a default in the payment of interest or premium, if any, on, or the principal of, debt securities of the series or a default in respect of a covenant or a provision that under the indenture cannot be modified or amended without the consent of the holders of all debt securities of the series then outstanding) may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

We and the trustee may:

•	without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities as evidenced in an officers’ certificate;

•

with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•

with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:

•

extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing and (3) we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that all conditions precedent provided for in the indenture with respect to the merger or consolidation have been complied with.

Governing Law

The indenture, each supplemental indenture, and the debt securities issued under them is or will be governed by, and construed in accordance with, the laws of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock, depositary shares or debt securities and may issue warrants independently or together with shares of common stock or preferred stock, depositary shares or debt securities or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend or interest payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock, shares of preferred stock, depositary shares or debt securities at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock of a specified class and/or series purchasable upon exercise of such rights and the exercise price;

•	the designation and terms of the preferred stock, if any, purchasable upon exercise of such rights;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL and to our charter and our bylaws, copies of which are filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. Because our board of directors has the power to amend our bylaws, it could amend our bylaws to change that range. Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and, if our board of directors is classified, any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director, and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock generally will be able to elect all of our directors at any annual meeting. However, pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors for its consideration.

Removal of Directors

Our charter provides that, subject to the rights of holders of any class or series of our preferred stock to elect or remove one or more directors, a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A Maryland corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our company with the supermajority vote requirements and other provisions of the statute. There is no assurance that our board of directors will not amend or repeal this resolution in the future.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the corporation; or (3) a director of the corporation who is also an employee of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights unless the charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the section of Subtitle 8 that provides that vacancies on our board may be filled only by the remaining directors and (if our board is classified in the future) for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting to call a special meeting of our stockholders.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. Only the matters set forth in the notice of special meeting may be considered and acted upon at such meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our stock, the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter) and amendments permitted to be made without stockholder approval under Maryland law, our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity;

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•

any individual who served any predecessor of our company, including Hannon Armstrong Capital, LLC, in a similar capacity, who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in such capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT. Our charter also provides that our board of directors may determine that compliance with any restriction or limitation on ownership and transfer of our stock is no longer required for us to qualify as a REIT.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P. PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the partnership agreement of our operating partnership, a copy of which is filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

General

Hannon Armstrong Sustainable Infrastructure, L.P., our operating partnership, was formed to acquire and own our assets directly or indirectly through its subsidiaries. We are considered to be an UpREIT in which all of our assets are owned in a limited partnership of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.

We are the sole general partner of our operating partnership and are liable for its obligations. As the sole general partner, we have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership, including the ability to cause our operating partnership to enter into certain major transactions, including a merger of our operating partnership or a sale of substantially all of its assets. The OP units have no voting rights. Our operating partnership is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. As the sole general partner of our operating partnership, our consent is required for any amendment to the partnership agreement of our operating partnership. Additionally, without the consent of the limited partners, we may amend the partnership agreement of our operating partnership in any respect, implement mergers involving our operating partnership or sales of all or substantially all of its assets. Through the exercise of these powers, we would be authorized, without the consent of limited partners, to implement a transaction such as a merger involving our operating partnership that could result in the conversion of outstanding OP units into cash, shares of our common stock or other securities. The partnership agreement of our operating partnership only requires that, in such circumstances, limited partners receive cash, shares of our common stock or other securities having a fair market or net asset value, as the case may be, equal to the net asset value of the OP units being converted as of the month end period immediately prior to such conversion. The limited partners have no power to remove the general partner without the general partner’s consent.

Although all of our assets are currently held through the UpREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through our operating partnership. In the event we elect to hold assets directly, the income of our operating partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our company. At the same time, we, as the general partner of our operating partnership, will have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as the general partner, to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership in deciding whether to cause the operating partnership to take or decline to take any actions. The limited partners of our operating partnership have agreed that if there is a conflict in the duties our directors and officers owe to us under Maryland law and the duties that we, in our capacity as general partner of our operating partnership, owe to such limited partners, we will fulfill our fiduciary duties to such limited partners by acting in the best interests of our company.

The limited partners of our operating partnership have expressly acknowledged that we are acting for the benefit of the operating partnership, the limited partners and our company collectively.

Capital Contributions

If our operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partner interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our stockholders.

Operations

The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Internal Revenue Code.

Similarly, the partnership agreement of our operating partnership provides that taxable income is allocated to the partners of our operating partnership in accordance with their relative percentage interests such that a holder of one OP unit will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. See “U.S. Federal Income Tax Considerations—Tax Aspects of Ownership of Equity Interests in Partnerships and Other Transparent Entities.”

Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and holding our assets, our operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to our continuity of existence;

•	all expenses relating to any offerings and registrations of securities;

•	all expenses associated with our preparation and filing of any periodic reports under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all other operating or administrative costs of ours incurred in the ordinary course of its business.

Exchange of OP Units

Subject to certain limitations and exceptions, holders of OP units, other than us or our subsidiaries, have the right to cause our operating partnership to purchase their OP units for cash in an amount equal to the market value of an equivalent number of shares of our common stock. The market value of the common stock for this purpose will be equal to the average of the closing trading price of a share of our common stock on the NYSE for the ten trading days before the day on which the redemption notice is given to our operating partnership. In lieu of paying cash, we may elect to issue shares of our common stock in exchange for OP units offered for redemption, on a one-for-one basis, subject to certain adjustments. We anticipate that we will normally elect to issue common stock in exchange for OP units offered for redemption rather than pay cash. Redemption rights of

OP unit holders may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons or (3) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

Mandatory Redemption Rights

We (and our operating partnership) do not have a mandatory redemption policy. However, as the sole general partner of our operating partnership, we may, without the consent of the limited partners approve certain amendments to the partnership agreement of our operating partnership, implement mergers involving our operating partnership or sales of all or substantially all of its assets. Through the exercise of these powers, we would be authorized, without the consent of limited partners, to implement a transaction such as a merger involving our operating partnership, that could result in the conversion of outstanding OP units (including units issued pursuant to our long-term incentive plan, or LTIP units) into cash, shares of our common stock or other securities. The partnership agreement of our operating partnership only requires that, in such circumstances, limited partners receive cash, shares of our common stock or other securities having a fair market or net asset value, as the case may be, equal to the net asset value of the OP units being converted as of the month end period immediately prior to such conversion. See “—General.”

Distributions

The partnership agreement of our operating partnership provides that our operating partnership will distribute cash flow from operations to the partners of our operating partnership in accordance with their relative percentage interests at such times and in such amounts determined by us as the general partner such that a holder of one OP unit will receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock.

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, our current policy is to cause our operating partnership to pay distributions to holders of OP units and holders of LTIP units which, on an annual basis, will equal all or substantially all of our REIT taxable income (determined without taking into account the deduction for dividends paid). Any distributions we and our operating partnership make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures.

Transferability of Interests

We are not able to (1) voluntarily withdraw as the general partner of our operating partnership, or (2) transfer our general partner interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. The limited partners are not able to transfer their OP units, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Hannon Armstrong Sustainable Infrastructure Capital, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary, with the exception of those matters specifically described herein. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND

INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE HOLDING AND DISPOSITION OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company—General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2013. We believe that we have been organized and have operated, and we intend to continue to operate, in such a manner so as to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2013.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with the preparation and filing of this registration statement. We will receive an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this registration statement are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this registration statement. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that they and we will take no action inconsistent with our qualification as a REIT. The opinion of Clifford Chance US LLP will not foreclose the possibility that we may have to pay an excise or penalty tax, which could be significant in amount, in order to maintain our REIT qualification. In addition, the opinion of Clifford Chance US LLP will be based in part on the conclusion, which is discussed in more detail below, that the better view is that the scope and nature of the rights we hold in the buildings in which structural components securing our financing receivables have been installed are sufficient to cause such financing receivables to also be secured by real property interests in such buildings within the meaning of the Real Property Regulations (as defined below). However, no assurance can be provided that the IRS will not challenge this conclusion or that if this conclusion is challenged that this position would be sustained.

While we believe that we are organized and have operated, and we intend to continue to operate, in such a manner so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to continue to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to continue to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Real Property Regulations

As previously disclosed in our reports filed under the Exchange Act, the Treasury Department and the IRS published proposed regulations which considered revisions to the definition of “real property” for purposes of the REIT income and asset tests. On August 30, 2016, these regulations, which we refer to as the Real Property Regulations, became final and apply to us with respect to our taxable years beginning after December 31, 2016. Among other things, the Real Property Regulations provide that an obligation secured by a structural component of a building or other inherently permanent structure qualifies as a real estate asset for REIT qualification purposes only if such obligation is also secured by a real property interest in the inherently permanent structure served by such structural component. This aspect of the Real Property Regulations has important implications for our qualification as a REIT since a significant portion of our REIT qualifying assets consists of financing receivables that are secured by liens on installed structural improvements designed to improve the energy efficiency of buildings and a significant portion of REIT qualifying gross income is interest income earned with respect to such financing receivables.

The structural improvements securing our financing receivables generally qualify as “fixtures” under local real property law, as well as under the Uniform Commercial Code, or the UCC, which governs rights and obligations of parties in secured transactions. Although not controlling for REIT purposes, the general rule in the United States is that once improvements are permanently installed in real properties, such improvements become fixtures and thus take on the character of and are considered to be real property for certain state and local law purposes. In general, in the United States, laws governing fixtures, including the UCC and real property law, afford lenders who have secured their financings with security interests in fixtures with rights that extend not just to the fixtures that secure their financings, but also to the real properties in which such fixtures have been installed. By way of example only, Section 9-604(b) of the UCC, which has been adopted in all but two states in the United States, permits a lender secured by fixtures, upon a default, to enforce its rights under the UCC or under applicable real property laws. The opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, is based on its conclusion that, although there is limited authority directly on point, given the nature of, and the extent to which the structural improvements securing our financing receivables are fully integrated into and serve the related buildings, the better view is that the nature and scope of our rights in such buildings that inure to us as a result of our financing receivables are sufficient to satisfy the requirements of the Real Property Regulations described above. In addition to the limited authority directly on point, Clifford Chance US LLP has included in its opinion two other important caveats that relate to this conclusion: First, the Real Property Regulations do not define what is required for an obligation secured by a lien on a structural component to also be secured by a real property interest in the building served by such structural component. However, the initial proposed version of the Real Property Regulations, which never became effective, included a requirement that the interest in the real property held by a REIT be “equivalent” to the REIT’s interest in a structural component held by the REIT in order for the structural component to be treated as a real estate asset. This requirement was ultimately not included in the final Real Property Regulations, in part in response to comments that such requirement may negatively affect investment in energy efficient and renewable energy assets. We believe that the deletion of this requirement implies that, under the final Real Property Regulations, our rights in the building need not be equivalent to our rights in the structural components serving the building. Second, real property law is typically relegated to the states and the specific rights available to any lien or mortgage holder, including our rights as a fixture lien holder described above, may vary between jurisdictions as a result of a range of factors, including the specific local real property law requirements and judicial and regulatory interpretations of such laws, and the competing rights of mortgage and other lenders. While a number of cases have addressed the rights of fixture lien holders generally, there are limited judicial interpretations in only a few jurisdictions that directly address the rights and remedies available to a fixture lien holder in the real property in which the fixtures have been installed. Such rights have been addressed in some cases that support the conclusion described above and, in factual circumstances distinguishable from our own, in some cases where the courts have found these rights to be more limited. The resolution of these issues in many jurisdictions therefore remains uncertain. As a result of the foregoing, the opinion of Clifford Chance US LLP also includes language to the effect that no assurance can be given that the IRS will not challenge the conclusion that such financing receivables meet the requirements of the Real Property Regulations or that, if challenged, such position would be sustained.

Prior to the issuance of the Real Property Regulations, we received a private letter ruling from the IRS, which we refer to as the Ruling, which, based on the representations and assumptions contained therein, held that our financing receivables qualify as real estate assets and the income from such financing receivables qualify as interest income from mortgages on real property for purposes of the REIT requirements. The preamble to the Real Property Regulations provides that, to the extent a private letter ruling issued prior to the issuance of the Real Property Regulations is inconsistent with the Real Property Regulations, the private letter ruling is revoked prospectively from the applicability date of the Real Property Regulations. We do not believe that the Ruling is inconsistent with the Real Property Regulations because we believe the analysis in the Ruling was based on similar principles as the relevant portions of the Real Property Regulations, and accordingly we do not believe that the Real Property Regulations impact our ability to rely on the Ruling. However, no assurance can be given that the IRS would not successfully assert that we are not permitted to rely on the Ruling because the Ruling has been revoked by the Real Property Regulations.

If the IRS were to assert that a significant portion of our financing receivables do not qualify as real estate assets and do not generate income treated as interest income from mortgages on real property, we would fail to satisfy both the gross income requirements and asset requirements applicable to REITs. As a result, we could be required to pay one or more penalty taxes, which could be significant in amount, alter our mix of assets or adjust our business strategy, or we could fail to qualify as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we intend to operate so that we continue to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to continue to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

Stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends from U.S. corporations at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, ordinary dividends received by noncorporate U.S. stockholders from us or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, under the recently enacted Tax Cuts and Jobs Act, noncorporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to wilful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which U.S. federal income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain loan securitization structures (i.e., a “taxable mortgage pool”) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a taxable mortgage pool through a TRS, we will not be subject to this tax. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	We will have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)

which meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year; and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that our common stock has sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership (references herein to partnerships include entities such as limited liability companies to the extent that they are classified as partnerships for U.S. federal income tax purposes), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and other partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. We and each of our TRSs have made a TRS election with respect to each of our TRSs, which allows our TRSs to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We hold assets in our TRSs, subject to the limitation that securities in TRSs may not represent more than 20% (25% for taxable years beginning before January 1, 2018) of our total assets. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS.

If dividends are paid to us by our TRSs, then a portion of dividends, if any, that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. Deductions for interest paid by a TRS on a loan we make to a TRS are subject to limitations.

In addition, if amounts are paid to a REIT or a TRS or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to a REIT or deducted by a TRS or are less than the amount that would be paid to a TRS in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize certain loans that we hold and such securitizations may result in us owning interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary or a subsidiary REIT. We would be precluded from selling to outside investors equity interests in securitizations entered into through a qualified REIT subsidiary or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

A TMP generally is treated as a corporation for U.S. federal income tax purposes; it cannot be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply unless such subsidiary is itself a REIT. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests (unless such subsidiary is a REIT), and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. If any subsidiary in which we hold an interest was treated as a TMP, our REIT qualification could be adversely affected.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of other REITs, interest income derived from loans secured by real property, and gains from the sale of real estate assets (other than income or gains with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to continue to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is generally treated as secured solely by real property for purposes of these rules. We invest in loans made for purposes of improving or developing real property, the interest from which is qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the loan is equal to or greater than the highest outstanding principal amount of the loan during any taxable year, and other requirements are met, or beginning as of 2016, provided the fair market value of the personal property securing the loan does not exceed 15% of the fair market value of the real and personal property securing the loan. With respect to loans made for purposes of improving or developing real property, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. In particular, we intend to continue to treat the interest income that we receive from loans secured by the financing of real property included in our sustainable infrastructure projects, which we include in our “financing receivables,” as interest on obligations secured by mortgages on real property that is qualifying income for purposes of the 75% gross income test. As discussed above under “Taxation of Our Company—General—Real Property Regulations,” we received a private letter ruling from the IRS relating to our ability to treat income from certain of our financing receivables as qualifying REIT income to the extent it falls within the scope of such private letter ruling and to the extent such private letter ruling is not inconsistent with the Real Property Regulations. We are entitled to rely upon this ruling for that income which fits within the scope of such private letter ruling only to the extent that we have the legal and contractual rights described therein and did not misstate or omit in the ruling request a relevant fact and that we continue to operate in the future in accordance with the relevant facts described in such request, and no assurance can be given that we will always be able to do so. If we were not able to treat the interest income that we receive as qualifying income for purposes of the REIT gross income tests, we would be required to restructure the manner in which we receive such income and we may realize significant income that does not qualify for the REIT gross income tests, which could cause us to fail to qualify as a REIT. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a financing receivable or other loan that is not fully secured by real property, is secured by personal property and, beginning as of 2016, if the fair market value of the personal property securing the loan exceeds 15% of the fair market value of the real and personal property securing the loan, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the financing receivable or other loan, determined when we commit to acquire the financing receivable or other loan, and the denominator of which is the highest “principal amount” of the financing receivable or other loan during the year. The IRS has issued Revenue Procedure 2014-51 addressing a REIT’s investment in distressed debt, or the Distressed Debt Revenue Procedure. The Distressed Debt Revenue Procedure interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any financing receivable that we invest in that is not fully secured by real property, is secured in part by personal property and, beginning in 2016, is secured by personal property the fair market value of which exceeds 15% of the fair market value of all real and personal property securing the mortgage loan will therefore be subject to the interest apportionment rules and the position taken in the Distressed Debt Revenue Procedure, as described above.

In the future, we may hold mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests or the interest generated by these loans as qualifying income under the 75% gross income test. In addition, we invest in assets such as PACE bonds, which we believe are secured by real property for purposes of the REIT income tests but with respect to which no authority is directly on point. If the IRS were to successfully assert that such PACE bonds do not generate qualifying income for purposes of the 75% gross income test, our REIT qualification could be adversely affected.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

We have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, swaptions, and options on such contracts, futures contracts, puts and calls, similar financial instruments or other financial instruments that we deem appropriate. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, in each case will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to continue to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard.

Phantom Income

Due to the nature of the assets in which we expect to invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

To the extent we acquire debt instruments in the secondary market for less than their face amount, the amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We will accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument are not made.

Although we do not presently intend to, we may, in the future, acquire debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

We also may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Finally, for taxable years beginning after December 31, 2017 (or, in the case of any debt instruments issued with original issue discount, taxable years beginning after December 31, 2018), we and our TRSs are required to recognize certain items of income for U.S. federal income tax purposes no later than we would report such items on our financial statements.

Due to each of these potential timing differences between income recognition and the related cash receipts, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Rents from Real Property

Rents that we receive from real property or interests therein that we own or purchase in the future qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to continue to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset Tests

We, at the close of each calendar quarter, must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, certain building improvements, leasehold interests in real property, stock of other corporations that qualify as REITs, mortgage loans, and beginning in 2016, debt instruments issued by publicly offered REITs and personal property to the extent rents attributable to such personal property are treated as “rents from real property” for purposes of the 75% and 95% gross income tests discussed above. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above but there can be no assurance that we will be successful in this regard.

We may hold certain participation interests, including B Notes, in loans secured by real property and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We intend to continue to treat a portion of our interests in the loans secured by real property included in our sustainable infrastructure projects, which we include in our “financing receivables,” as real estate assets that qualify under the 75% asset test. We received a private letter ruling from the IRS relating to our ability to treat certain of our financing receivables as qualifying REIT assets to the extent they fall within the scope of such private letter ruling (see “Taxation of Our Company—General—Real Property Regulations” and “Gross Income Tests—Interest Income” above). We expect that our holdings of TRSs and other assets is, and will continue to be, structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to continue to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT. A financing receivable that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the financing receivable, the value of the real property securing the loan is equal or greater to the principal amount of the loan. In the event that we invest in a financing receivable or other loan that is secured by both real property and other property, the Distressed Debt Revenue Procedure may apply to determine what portion of the financing receivable or other loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules apply if the financing receivable or other loan in question is secured by both real property and other property. Pursuant to the Distressed Debt Revenue Procedure, the IRS has announced that it will not challenge a REIT’s treatment of a financing receivable or other loan as a real estate asset in its entirety to the extent that the value of the financing receivable or other loan is equal to or less than the value of the real property securing the financing receivable or other loan at the relevant testing date. However, uncertainties exist regarding the application of Distressed Debt Revenue Procedure, particularly with respect to the proper treatment under the asset tests of financing receivable or other loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT. In addition, we invest in assets such as PACE bonds, which we believe are secured by real property for purposes of the REIT asset tests but with respect to which no authority is directly on point. If the IRS were to successfully assert that such PACE bonds are not qualifying real property assets for purposes of the REIT asset tests, our REIT qualification could be adversely affected.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership of assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10.0 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. This preferential dividend limitation will no longer apply to us during any period after December 31, 2014 that we are treated as a publicly offered REIT, which generally includes a REIT required to file annually and periodic reports with the SEC.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to continue to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Excess Inclusion Income

It is possible that a portion of our income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income,” although we have no current intention of entering into TMP arrangements that would give rise to excess inclusion income. A REIT’s excess inclusion income must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•

is taxable (at the highest U.S. federal corporate tax rate, currently 21%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our common stock.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to continue to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Tax on Built-In Gains

If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation (a “carry-over basis transaction”), and if we subsequently dispose of any such assets during the 5-year period following the acquisition of the assets from the subchapter C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. However, the built-in gains tax will not apply if the subchapter C corporation elects to be subject to an immediate tax when the asset is acquired by us. We do not expect any tax payable by our company that is attributable to built-in gains to be material.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Ownership of Equity Interests in Partnerships and Other Transparent Entities

General

We hold our assets through entities that are classified as partnerships and other transparent entities, including trusts, for U.S. federal income tax purposes, including our interest in our operating partnership and any equity interests in lower-tier partnerships. For a discussion of the tax treatment of transparent “pass-through” entities in which we hold interests, see “—Effect of Subsidiary Entities—Disregarded Subsidiaries.” In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The ownership by us of equity interests in partnerships, including our operating partnership, involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Because it is likely that at least half of our operating partnership’s investments will be loans secured by real property and the operating partnership intends to use leverage to finance the investments, the taxable mortgage pool rules potentially could apply to the operating partnership. However, we and the operating partnership do not presently intend that the operating partnership will incur any indebtedness, the payments on which bear a relationship to payments (including payments at maturity) received by the operating partnership from its investments. Accordingly, we and the operating partnership do not believe that the operating partnership will be an obligor under debt obligations with two or more maturities, the payments on which bear a relationship to payments on the operating partnership’s debt investments, and, therefore, we and the operating partnership do not believe that the operating partnership will be classified as a taxable mortgage pool. Furthermore, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although interests in our operating partnership are not traded on an established securities market, there is a significant risk that the right of a holder of such interests to redeem the interests for cash or, at our option, our common stock, could cause the interests in our operating partnership to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We believe that our operating partnership currently satisfies one or more of the applicable safe harbors. However, we cannot provide any assurance that our operating partnership will, in each of its taxable years, qualify for one of these safe harbors. If our operating partnership or any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Asset Tests” and “—Gross Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each partnership item of income, gains, losses, deductions, and credits for any taxable year of such partnership ending with our taxable year, without regard to whether we have received or will receive any distribution from the partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under this section of the Internal Revenue Code. Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated or depreciated property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution that we made to our operating partnership of the cash proceeds received in offerings of shares of our common stock. As a result, the partners of our operating partnership, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the operating partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above and result in a greater portion of our distributions being taxable as dividends.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, under the recently enacted Tax Cuts and Jobs Act, individual U.S. stockholders may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we own an interest);

(b)

the excess of any “undistributed” net taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed net taxable income; and

(c)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any of our TRSs, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Any net operating losses generated in years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (prior to the application of the dividends paid deduction). See “—Taxation of our Company—General” and “—Annual Distribution Requirements.” Such losses are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 37% for taxable years beginning before January 1, 2026) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving

“reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these Treasury regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Foreign Accounts

A 30% withholding tax may, pursuant to Treasury Regulations and IRS guidance, be imposed on dividends paid to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock. See “—Foreign Accounts” below.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this registration statement as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of Subsidiary Entities,” and “—Excess Inclusion Income”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7),

(c)(9) and (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal estate consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. Non-U.S. stockholders that are treated as “qualified foreign pension funds” or that are non-U.S. publicly traded investment vehicles meeting certain requirements are exempt from the federal income and withholding taxes applicable under FIRPTA on such distributions by us.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements. Instead, any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding taxes applicable under FIRPTA on distributions from us. We believe our common stock is, and will continue to be, regularly traded on an established securities market in the United States.

A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

(a)

Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

(b)

We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. For this purpose, effective beginning December 18, 2015, a REIT may generally presume that any class of the REIT’s stock that is “regularly traded,” as defined by the applicable Treasury Regulations, on an established securities market is held by U.S. persons except in the case of holders of 5% or more such class of stock and except to the extent that the REIT has actual knowledge that such stock is held by non-U.S. persons. In addition, effective beginning December 18, 2015, certain look-through and presumption rules apply for this purpose to any stock of a REIT that is held by a RIC or another REIT. Although we believe that we are, and will continue to be, a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we will remain a domestically-controlled qualified investment entity; and

(c)

Either (i) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (ii) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 10% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our common stock.

In addition, even if our common stock is treated as a USRPI, non-U.S. stockholders that are treated as “qualified foreign pension funds” or that are non-U.S. publicly traded investment vehicles meeting certain requirements are exempt from tax under FIRPTA on the sale of our common stock.

Specific wash sales rules applicable to sales of stock in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities under certain circumstances. More specifically, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. The withholding tax may be imposed on dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Alternatively, if the foreign financial institution is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, it must comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding these withholding rules.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our common shares.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Deloitte & Touche LLP, an independent auditor, has audited the consolidated financial statements of Buckeye Wind Energy Class B Holdings LLC and Subsidiaries, incorporated by reference in this prospectus by reference from our Annual Report on Form 10-K/A, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the report of Deloitte & Touche LLP, given upon their authority as experts in accounting and auditing.

EKS&H LLLP, an independent auditor, has audited the consolidated financial statements, included in our Annual Report on Form 10-K/A, for the years ended December 31, 2017 and 2016, of MM Solar Parent, LLC and Subsidiaries, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements have been incorporated by reference in reliance upon the report of EKS&H LLLP, given on their authority as experts in accounting and auditing.

CohnReznick LLP, an independent auditor, has audited the consolidated financial statements, included in our Annual Report on Form 10-K/A, for the year ended December 31, 2017 and for the period from December 2, 2016 (inception) through January 1, 2017 of Helix Fund I, LLC, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements have been incorporated by reference in reliance upon the report of CohnReznick LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2018
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2018

Document	Filed
Current Report on Form 8-K (File No. 001-35877)	March 13, 2019
Current Report on Form 8-K (File No. 001-35877)	February 26, 2019

Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017) (File No. 001-35877)	April 10, 2018

Document	Filed
Registration Statement on Form 8-A (containing the description of shares of our common stock) (File No. 001-35877)	April 15, 2013

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401, Attention: Hannon Armstrong Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860. The documents may also be accessed on our website at www.hannonarmstrong.com.

$125,000,000

Hannon Armstrong Sustainable

Infrastructure Capital, Inc.

0% Convertible Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Morgan Stanley

Co-Manager

Oppenheimer & Co.

August 18, 2020